UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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BorgWarner Inc.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BORGWARNER INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Auburn Hills, Michigan
March ---, 2015
Dear Stockholder:

BorgWarner Inc. will hold its annual meeting of stockholders at its headquarters located at 3850 Hamlin Road, Auburn Hills, Michigan, 48326, on April 29, 2015, at 9:00 a.m., local time, for the following purposes:

1.	Elect three nominees for Class I Directors to serve for the next year;

2.	Vote on a proposal to approve the amended, restated and renamed BorgWarner Inc. Executive Incentive Plan;

3.	Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2015;

4.	Approve, on an advisory basis, the Company's executive compensation program;

5.	Vote on a proposal to amend the Company's Restated Certificate of Incorporation to replace supermajority voting requirements with simple majority voting requirements;

6.	Vote on a proposal to amend the Company's Restated Certificate of Incorporation to allow certain stockholders to request special meetings of stockholders;

7.	Vote on a stockholder proposal to allow certain stockholders to request special meetings of stockholders; and

8.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 3, 2015 are entitled to vote at the meeting or any adjournment or postponement thereof.

We have elected to furnish materials for the annual meeting via the internet. Beginning on or about March 20, 2015, we will mail a notice of internet availability to most of our stockholders containing instructions on how to access the proxy materials and vote online. All of our other stockholders will be sent a copy of our proxy materials by mail or e-mail on or about March 20, 2015. See the first page of the proxy statement and your proxy card for more information on how you can elect to receive your proxy materials over the internet or by e-mail if you received them by mail this year.

YOUR VOTE IS IMPORTANT! You can submit your proxy by telephone or the internet by following the instructions on page 2 of the proxy statement. If you received a paper copy of our proxy statement, you can vote by returning a proxy card. If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy. Please read the attached proxy statement carefully as it describes in greater detail the matters to be acted upon and your voting rights with respect to those matters. The enclosed proxy card is solicited by the Board of Directors of the Company.

Along with the attached proxy statement, we are providing you our Annual Report on Form 10-K for our fiscal year ended December 31, 2014. Stockholders are not to regard our Annual Report on Form 10-K, which includes our audited financial statements, as proxy solicitation material.

By Order of the Board of Directors
/s/ John J. Gasparovic
John J. Gasparovic
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING TO BE HELD ON APRIL 29, 2015

Our proxy statement and our 2014 annual report to stockholders are available at
http://www.proxyvote.com

YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by using the internet or telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement.

PROPOSAL 6 - AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW CERTAIN STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS	48

PROPOSAL 7 - STOCKHOLDER PROPOSAL TO ALLOW CERTAIN STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS	49

OTHER INFORMATION	50

Appendix A - BorgWarner Inc. Executive Incentive Plan	52

Appendix B - Amendment of the Company's Restated Certificate of Incorporation	57

Appendix C - Amendment of the Company's By-laws to eliminate supermajority voting and to allow stockholders to request a special meeting of stockholders	58

BORGWARNER INC.
3850 Hamlin Road
Auburn Hills, Michigan 48326

PROXY STATEMENT

March ---, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. (“BorgWarner” or the “Company”) for the Company's 2015 Annual Meeting of Stockholders to be held at the Company's headquarters at 3850 Hamlin Road, Auburn Hills, Michigan 48326 on April 29, 2015 at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Internet Availability of Proxy Materials

As permitted by rules adopted by the Securities & Exchange Commission (“SEC”), we are providing our proxy statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to stockholders electronically via the internet. (Our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, which includes our audited financial statements, is not to be regarded as proxy solicitation material.) Our proxy statement and our 2014 annual report to stockholders are available at http://www.proxyvote.com.

On or about March 20, 2015, we will initiate delivery of proxy materials to our stockholders of record as of the close of business on March 3, 2015 via (1) a notice containing instructions on how to access materials online, (2) a paper copy mailing or (3) e-mail distribution. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice we sent provides instructions on how to access and review all of the important information contained in the proxy materials. The notice also provides instructions on how you can submit your proxy over the internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials or elect to receive the materials via e-mail in the future, please follow the instructions included in the notice. If you received a printed copy of proxy materials by mail and would like to register to receive a notice of internet availability of proxy materials in the future, you can do so by any of the methods that follow:

•	Internet: Access the internet, go to www.proxyvote.com and follow the enrollment instructions.

•	Telephone: Call us free of charge at 1-800-579-1639 from within the United States or Canada.

•
E-mail:    Send us an e-mail at www.proxyvote.com, using the control number on your proxy card as the subject line, and state whether you wish to receive a paper or e-mail copy of our proxy materials and whether your request is for this meeting only or all future meetings.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 3, 2015 are entitled to vote at the meeting. As of such date, there were XXX,XXX,XXX outstanding shares of common stock. A list of all record holders of our stock will be available for examination by stockholders during normal business hours at 3850 Hamlin Road, Auburn Hills, Michigan 48326 at least ten days prior to the annual meeting and will also be available for examination at the annual meeting. On each matter considered at our annual meeting, you are entitled to one vote for each of your shares of common stock.

Voting

You have a choice of voting over the internet, by telephone or by using a traditional proxy card.

•	To vote by internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•
To vote by telephone, stockholders of record should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•	If you received a paper copy of a proxy card or voter instruction form, you can mark, sign and date the proxy card and return it in the envelope that was provided to you.

The deadline for voting by telephone or internet is 11:59 p.m. Eastern Time on April 28, 2015.

If you properly sign and return your signed proxy card or vote by telephone or by the internet before the annual meeting, we will vote your shares as you direct. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors.

If you hold your stock in "street name", you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker. If you are a stockholder of record, you may change or revoke your vote at any time before the vote is taken by delivering a written notice of revocation to the Secretary of the Company or by submitting another vote on or before April 29, 2015 (including a vote in person at the annual meeting). For all methods of voting, your last vote cast will supersede all of your previous votes.

The election inspectors will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present. The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the annual meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

With respect to Proposal 1, our By-laws require that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each of our director nominees is currently serving on the board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the board as a “holdover director.” Under our By-laws and Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the board may accept if stockholders do not re-elect the director. In that situation, our Corporate Governance Committee would make a recommendation to the board about whether to accept or reject the resignation, or whether to take other action. The board would act on the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

If you hold your stock in street name, your brokerage firm or other nominee may no longer vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the three nominees for director. Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of the election of directors.

With respect to Proposal 2 (approval of the BorgWarner Executive Incentive Plan), Proposal 3 (stockholder ratification of the selection of our auditors), Proposal 4 (the advisory vote on executive compensation), and Proposal 7 (stockholder proposal) each Proposal requires the affirmative vote of a majority of the votes cast to be approved. Accordingly, an abstention or a broker non-vote will have no effect on the outcome of either proposal.

Proposal 4 will be an advisory vote. Even though your vote with respect to Proposal 4 is advisory and therefore will not be binding on the Company, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. At the Annual Meeting of Stockholders held in 2011, stockholders selected annual frequency for stockholder consideration of executive compensation on an advisory basis. Stockholders will next consider the desired frequency of such consideration in 2017.

Proposals 5 and 6 (amendments of the restated certificate of incorporation) will be approved if at least 80% of the shares that are outstanding and entitled to vote at the Annual Meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will have the same effect as a vote against the proposal.

We expect that only Proposal 3 will be considered “routine” matters under NYSE rules. Therefore, your brokerage firm or other nominee may not vote your shares with respect to Proposals 1, 2, 4, 5, 6, or 7 without specific instructions from you as to how to vote.

Householding Information

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of our annual report to stockholders, our proxy statement or our Notice of Internet Availability of Proxy Materials, as applicable, will be sent to any household at which two or more stockholders reside, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings, if any, in any way.

We will deliver promptly upon written or oral request a separate copy of our annual report to stockholders, our proxy statement or our Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder at a shared address to which a single copy of those documents was delivered. If you share an address with another stockholder and you wish to receive a separate copy of any of those documents, you may inform us of your wish by contacting Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326 (tel: 248-754-9200). Similarly, if you share an address with another stockholder that is receiving multiple copies and wish to request that the number of copies of those documents being delivered to that address be reduced to a single copy, you may inform us of your wish by contacting Investor Relations at the above address and telephone number.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of eleven directors and is currently divided into three classes. At the 2014 Annual Meeting, our stockholders approved an amendment to the Company's Restated Certificate of Incorporation to facilitate the declassification of the Board of Directors. At this meeting, stockholders will elect three Class I directors to a one-year term that will expire at our 2016 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The directors whose terms of office expire at this annual meeting are Directors Phyllis O. Bonanno, Alexis P. Michas, Richard O. Schaum and Thomas T. Stallkamp. After nearly sixteen years of service, Director Bonanno will complete her service on the Board of Directors at the April Annual Meeting of Stockholders. The Company thanks her for her guidance and years of service. Directors Michas, Schaum and Stallkamp are the nominees for election as Class I Directors at this meeting. Following the election of directors at this annual meeting, your Board of Directors will have ten members and no vacancies. Class II Directors have terms expiring at the 2016 Annual Meeting of Stockholders and the Class III Directors have terms expiring at the 2017 Annual Meeting of Stockholders. All directors will stand for election in 2017, and annually thereafter. Each of the nominees for election as a Class I Director has agreed to serve if elected. All of the nominees are presently directors of the Company. In the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR - ALEXIS P. MICHAS, RICHARD O. SCHAUM, AND THOMAS T. STALLKAMP.

Information on Nominees for Directors and Continuing Directors

The following table sets forth as of March 3, 2015, with respect to each of the Company's current directors continuing to serve, his or her name, the year in which he or she first became a director of the Company, age, principal occupation, and his or her current directorships in other entities; a narrative description of the directors' experience, qualifications, attributes and skills; all directorships at public companies and registered investment companies held since March 1, 2010; and a description of any relevant legal proceedings in which the director was involved since March 1, 2005.

Class I Directors	Age	Principal Occupation and Directorships
Phyllis O. Bonanno 1999	71
Ms. Bonanno retired from International Trade Solutions Inc. on September 1, 2009. She served as President and Chief Executive Officer ("CEO") of International Trade Solutions, Inc., an international trade consulting firm, since March 2002. She was the President of TradeBuilders, Inc. from October 2000 until October 2001. She was President of Columbia College from July 1997 until March 2000. Ms. Bonanno was a director of Mohawk Industries, Inc. until 2013 and is a director of Adams Express Company and Petroleum & Resources Corporation.

Ms. Bonanno brings to the board management, operational, academic and public policy knowledge. Ms. Bonanno's public policy expertise was gained through 10 years of service as the first director of the U.S. Trade Representative's Office of Private Sector Liaison in the Executive Office of Presidents Carter and Reagan. She developed global business knowledge in the manufacturing sector during her employment as Corporate Vice President of International Trade for Warnaco, Inc., a worldwide apparel manufacturer. Her extensive international trade expertise including knowledge of trade rules and regulations benefits the Company. Ms. Bonanno's experience as a director of other public companies in varied industries has resulted in her broad understanding of corporate governance.

Alexis P. Michas 1993	57
Mr. Michas is the founder and Managing Partner of Juniper Investment Company, LLC (“Juniper”). Juniper is also a Principal of Aetolian Investors, LLC a registered Commodity Pool Operator. He was the Managing Partner and a director of Stonington Partners, Inc., an investment management firm from 1994-2011. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School. Mr. Michas is the Non-Executive Chairman of the Board of Lincoln Educational Services Corporation and the lead director of PerkinElmer, Inc. Mr. Michas also served as a director of AirTran Airways, Inc., until that company's sale to Southwest Airlines, Inc. on May 2, 2011.

Mr. Michas brings many years of private equity experience across a wide range of industries, and a successful record of managing control investments in public companies. He also brings extensive transactional expertise including: mergers and acquisitions, IPOs, debt and equity offerings and bank financing. Mr. Michas has served on the compensation, governance, audit, finance and executive committees of boards of other public companies and has been on BorgWarner's Board of Directors since the Company became a public company in 1993. His knowledge of the Company and his thorough understanding of the role of boards of directors qualify him to serve on our Board of Directors and to serve as Non-Executive Chairman.

Richard O. Schaum 2005	68
Mr. Schaum has been General Manager, of 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003. He was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc. from October 2003 until June 2005. Before that, for more than 30 years he was with DaimlerChrysler and its predecessor Chrysler Corporation, most recently as Executive Vice President, Product Development from January 2000 until his retirement in March 2003. Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President in 2007. Mr. Schaum is also a director of Gentex Corporation and Sterling Construction Co.

Mr. Schaum's nearly four decades of business experience in program management, product development and manufacturing in the global automotive industry bring technological understanding, innovation expertise and extensive industry knowledge to BorgWarner's board. At WaveCrest Laboratories he oversaw development and commercialization of proprietary transportation systems. As Executive Vice President of Product Development at Chrysler, Mr. Schaum led all Powertrain Operations, a business with $7 billion in sales. He has intimate knowledge of the kinds of products BorgWarner must develop for the future of transportation.

Thomas T. Stallkamp 2006	68
Mr. Stallkamp is the founder and principal of Collaborative Management LLC, a private supply chain consulting firm. From 2004 to 2010, he was an Industrial Partner in Ripplewood Holdings LLC, a New York private equity group. From 2003 to 2004, he served as Chairman of MSX International, Inc., a global provider of technology-driven engineering, business and specialized staffing services, and from 2000 to 2003 he served as its Vice Chairman and Chief Executive Officer. From 1980 to 1999, Mr. Stallkamp held various positions with DaimlerChrysler Corporation and its predecessor Chrysler Corporation, the most recent of which were Vice Chairman and President. Mr. Stallkamp also serves as a director of Baxter International, Inc., a global diversified healthcare company and as a trustee of EntrepreneurShares Series Trust.

Mr. Stallkamp's experience within and outside of the automotive industry, and his nearly 20-year tenure with DaimlerChrysler and Chrysler Corporation, important customers of BorgWarner, his international perspective and his financial acumen qualify him for membership on the Company's board. His service on the boards of Visteon (an automotive parts supplier) from 2002 to 2005 and Asahi TEC Corporation (a manufacturer of automotive and other parts) from 2008 to 2010 has given him additional insight into the priorities of and challenges confronting automotive suppliers. Mr. Stallkamp's perspective has been broadened by experience outside the auto industry and through his private equity financing experience.

Class II Directors	Age	Principal Occupation and Directorships
Jere A. Drummond 1996	75
Mr. Drummond retired from the BellSouth Corporation on December 31, 2001. He served as Vice Chairman of the BellSouth Corporation from January 2000 until his retirement. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. from January 1995 until December 1997 and was elected a director of BellSouth Telecommunications, Inc. in 1993. Mr. Drummond is a director of SAIC, Inc. He also served as a director of AirTran Holdings Inc. until that company's sale to Southwest Airlines, Inc. on May 2, 2011. Mr. Drummond was also a director of Centilliam Communications, Inc. until 2009.

Having served as an officer of a Fortune 500 company, BellSouth Corporation, for 19 years, Mr. Drummond brings extensive management experience and the perspective of a former CEO to BorgWarner's board. His significant marketing experience adds to the board's range of knowledge. Mr. Drummond's service on boards of directors of other public companies, and specifically on the compensation committee of another public company, adds to his value on BorgWarner's board and as Chairman of our Compensation Committee.

John R. McKernan, Jr. 2009	66
Governor McKernan is Senior Advisor to the U.S. Chamber of Commerce and its Foundation. He served as Chairman of the Board of Education Management Corporation, a large provider of private post-secondary education in North America, from December 2008 to June 2012. He was Executive Chairman of Education Management Corporation from February 2007 to December 2008 and Chief Executive Officer from September 2003 until February 2007. He has been a member of its Board of Directors since June 1999. Governor McKernan served as governor of the State of Maine from 1987 to 1995. He is also a director of HMH Holdings, Inc.

Governor McKernan brings to BorgWarner's board a blend of experience as a former governor of Maine, a former US Congressman, a former state legislator and former CEO of a public company. His knowledge of the legislative process combined with his demonstrated leadership capabilities and CEO's perspective provide a valuable point of view to the Company's board. Governor McKernan also has significant experience as a director. Governor McKernan's practice of corporate, regulatory and administrative law enables him to provide a legal perspective on issues facing the board and the Company in those areas and with respect to corporate governance.

Ernest J. Novak, Jr. 2003	70
Mr. Novak retired as a Managing Partner from Ernst & Young in June 2003. He was a Managing Partner from 1986 until June 2003. Mr. Novak is also a director of A. Schulman, Inc. and FirstEnergy Corp.

Mr. Novak's extensive knowledge of accounting and his financial expertise across a broad range of public companies make him well qualified to serve as a member of our board and as Chairman of the Audit Committee of our board. Mr. Novak spent over 30 years performing, reviewing and supervising audits of diverse public companies' financial statements and overseeing the filing of them with the SEC. He has a master's degree in accounting, is a Certified Public Accountant and currently chairs the audit committees of the two other public companies of which he is a director.

James R. Verrier 2013	52
Mr. Verrier has been President and Chief Executive Officer and a member of the Board of Directors since January 1, 2013.  From March 2012 through December 2012, he was President and Chief Operating Officer of the Company.  From January 2010 to March 2012, he was Vice President of the Company and President and General Manager of BorgWarner Morse TEC Inc.  He was Vice President and General Manager, Passenger Car of BorgWarner Turbo Systems Inc. from January 2006 to January 2010.

Mr. Verrier has held positions of increasing responsibility since joining the Company in 1989, including assignments in quality control, human resources and operations management.  Prior to joining BorgWarner he held positions in the quality engineering and metallurgy field with Lucas Aerospace, Rockwell Automotive and Britax Wingard in the United Kingdom.  He holds a degree in Metallurgy and Materials Science from West Midlands College in the UK as well as an MBA from the University of Glamorgan, also in the UK.

Class III Directors	Age	Principal Occupation and Directorships

Jan Carlson 2010	54
Mr. Carlson was appointed President and Chief Executive Officer and Director of Autoliv, Inc., in early 2007 and has been Chairman of its board since May 2014. He joined Autoliv in 1999 as President of Autoliv Electronics and held that position until April 2005, when he became Vice President of Engineering of Autoliv and a member of that company's Executive Committee. Mr. Carlson currently serves on the board of directors for Trelleborg AB and Teknikföretagen, the Association of Swedish Engineering Industries.

Mr. Carlson brings to the board international perspective concerning the global automotive industry and the experience and perspective of a currently-serving CEO of a global autoparts company headquartered outside the United States. Prior to joining Autoliv, Mr. Carlson was President of Saab Combitech, a division within Saab aircraft group specializing in commercializing military technologies. Mr. Carlson has a Master of Science degree in Physical Engineering from the University of Linköping, Sweden.

Dennis C. Cuneo 2009	65
Mr. Cuneo has been an attorney with Fisher & Phillips LLP since July 1, 2010, serving as Partner of the firm's Washington DC office, after having been with Arent Fox LLP since November 2006. He also operates his own consulting firm, DC Strategic Advisors LLC., which provides strategic business advice to companies in the auto industry and other industries. He was Senior Vice President of Toyota North America, Inc. from 2000 to 2006; Corporate Secretary and Chief Environmental Officer of Toyota Motor North America Inc. from 2004 to 2006, and Senior Vice President of Toyota Motor Manufacturing North America from 2001 to 2006. Mr. Cuneo was formerly Board Chairman of the Federal Reserve Bank of Cleveland, Cincinnati branch and is on the boards of the Center for Automotive Research, and SSOE, a privately held engineering and construction management firm. Mr. Cuneo is also a director of AK Steel Holding Corporation.

Mr. Cuneo brings experience in, and understanding of, the automotive industry and its trends. Mr. Cuneo is a former senior executive and officer at Toyota Motor North America, Inc. and Toyota Motor Manufacturing North America. Mr. Cuneo's Toyota career spanned more than 22 years, during which he was responsible for legal affairs, administration, public relations, investor relations, environmental affairs, corporate advertising, government relations, philanthropy, planning, research and Toyota's Latin America Research Group. Mr. Cuneo also provides a legal perspective on issues facing the board and the Company with respect to board oversight areas, corporate governance and regulatory matters.

Vicki L. Sato, Ph.D. 2014	66
Dr. Sato serves as Professor of Management Practice of Harvard Business School were she joined the faculty in 2006. Prior to that, she had been the President of Vertex Pharmaceuticals from 2000 until her retirement from that position in 2005, and had previously served eight years as Vertex’s Chief Scientific Officer and Chair of the scientific advisory board. Prior to joining Vertex in 1992, she was with Biogen, Inc. from 1984 to 1992, most recently as Vice President of Research and a member of the scientific advisory board. Dr. Sato is also a business advisor to enterprises in the biotechnology and pharmaceutical industries. Dr. Sato serves as an overseer of the Isabella Stewart Gardner Museum. She is currently a director of Bristol-Myers Squibb Company, and Perkin Elmer Corporation, and she has served as a director of Alnylam Pharmaceuticals, Inc. and Galapagos NV during the past five years. She is the author of numerous professional publications and holds several issued or pending patents. Dr. Sato received her Bachelor, Master and Doctoral degrees from Harvard University.

Dr. Sato is an accomplished executive and scientist with an extensive background advising and leading research teams in life sciences innovation. Dr. Sato’s previous roles as chief scientific officer and vice president of research for multi-national companies allow her to offer guidance as we develop our technology initiatives and collaborative efforts. The expertise Dr. Sato has gained through her service on the boards of other public companies contributes broad understanding of corporate governance matters.

No director nominee, director or executive officer is related to any other director nominee, director or executive officer (or to any director or executive officer of any of the Company's subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers or any other person pursuant to which that nominee or director or executive officer was nominated or elected as a director of the Company or any of its subsidiaries. No director or executive officer of the Company is party to, or has any material interests in, any material legal proceedings that are adverse to the Company or its subsidiaries.

Board of Directors and Its Committees

The Board of Directors held four meetings during 2014. Each of the directors attended at least 75% of the meetings of the Board of Directors and each committee on which he or she served while members of them. The Company's Corporate Governance Guidelines set forth the Company's policy that directors should use their best efforts to attend the Company's Annual Meeting of Stockholders. All directors serving at the time of the 2014 Annual Meeting of Stockholders attended the meeting.

The board has determined that all board members meet the independence requirements of the New York Stock Exchange (“NYSE”), with the exception of Mr. Verrier, our President and CEO. Under the Company's Corporate Governance Guidelines, a director will not be considered independent unless the board determines that such director has no direct or indirect material relationship with the Company. In addition, the Company's Corporate Governance Guidelines provide, among other things, that:

•	a director who is an employee, or whose immediate family member is an executive officer, of the Company is not “independent” until three years after the end of such employment relationship.

•
a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation.

•
a director who is affiliated with or employed by, or whose immediate family member is a current partner of, the internal or external auditor of the Company, is a current employee of such a firm and personally works on the Company's audit or was within the last three years a partner or employee of such a firm and personally worked on the Company's audit at that time, is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

•
a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee, is not “independent” until three years after the end of such service or the employment relationship.

•
a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not “independent” until three years after falling below such threshold.

•	a director who is not considered independent by relevant statute or regulation is not “independent.”

Board Leadership Structure

Our Board of Directors currently separates the role of Chairman and CEO. Mr. Michas is Non-Executive Chairman and Mr. Verrier is President and CEO. The board believes that separating the Chairman and CEO positions provides the most appropriate leadership structure for the Company at this time. Separating the Chairman and CEO positions takes best synergetic advantage of the talents of two leaders and allows Mr. Verrier to devote his full attention to focusing on his responsibilities as CEO without the additional responsibilities of Chairman, who focuses on effectiveness and independence of the board, including providing independent oversight of the Company's management and affairs on behalf of the Company's stockholders, serving as the principal liaison between the Company's management and the independent directors, contributing to agenda planning and chairing the executive session of non-employee directors at each regularly scheduled board meeting. Director Michas, previously Lead Director, became Non-Executive Chairman in April 2013 upon the retirement of the previous Executive Chairman.
The Board of Directors recognizes that no single leadership model is right for all companies at all times. The board has reserved for itself the discretion to determine the most appropriate leadership structure for the Company and the Board of Directors reviews the leadership structure from time to time.

Some of our directors have served on the board for ten or more years and are highly valued for their experience and institutional knowledge, their professional networks inside and outside of our industry, and for the deep understanding they have developed of the Company and its industry.

Board Committees

The Board of Directors has a standing Compensation Committee, Audit Committee, Corporate Governance Committee and Executive Committee. The charters for each of our principal board committees can be found on the Company's website at www.borgwarner.com. The responsibilities of our board committees are set forth in their charters, which are reviewed at least annually.

Compensation Committee.  The current members of the Compensation Committee are Directors Drummond (Chairman), Bonanno, Carlson and Sato. The principal functions of the Compensation Committee include reviewing and approving compensation philosophy and executive compensation strategy, chief executive officer and other executive remuneration and compensation plans, and supervising the administration of these plans. A primary purpose of the Compensation Committee is to ensure that the compensation of Executive Officers is internally equitable, is externally competitive, motivates Executive Officers toward the achievement of business objectives and aligns their focus with the long term interests of the Company and its stockholders. The Compensation Committee met six times during 2014.

Audit Committee.  The current members of the Audit Committee are Directors Novak (Chairman), Cuneo, McKernan and Stallkamp. The Audit Committee is charged with assisting the full board in fulfilling the board's oversight responsibility with respect to the quality and integrity of the accounting, auditing, financial reporting and risk management practices of the Company. The Audit Committee also has the responsibility for, among other things, selection and compensation of the independent registered public accounting firm, monitoring the independent registered public accounting firm's qualifications, independence and work (including resolving any disagreements between the Company's management and the independent registered public accounting firm regarding financial reporting), pre-approving all services to be performed by the independent registered public accounting firm, monitoring the performance of the Company's internal audit function and reviewing on behalf of the board the Company's pension plans and risk management programs. The responsibilities of the Audit Committee are set forth in its charter, which is reviewed at least annually.

Each member of the Audit Committee meets the independence requirements set by the NYSE, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. While other members of the Audit Committee also qualify as financial experts as defined by the rules and regulations of the SEC, the Board of Directors has designated the Chairman of the Audit Committee, Mr. Novak, as our audit committee financial expert. None of the members of the Audit Committee simultaneously serve on the audit committees of more than two other public companies. The Audit Committee met five times during 2014.

Corporate Governance Committee.  The present members of the Corporate Governance Committee are Directors Schaum (Chairman), Carlson and Drummond. The principal functions of the Corporate Governance Committee include making recommendations to the Board of Directors regarding: (i) board composition and structure, (ii) corporate governance principles, including the nature, duties and powers of board committees, (iii) term of office for members, (iv) qualified persons to be nominated for election or re-election as directors, (v) stockholders' suggestions for board nominations, (vi) the emergency successor to the CEO, and (vii) any requests for waivers of application of the Company's Code of Ethical Conduct and any related person transactions. The Corporate Governance Committee also establishes criteria for board and committee membership, evaluates Company policies relating to the recruitment of directors and oversees the evaluation of the board, its committees and management. The Corporate Governance Committee met four times during 2014.

The Corporate Governance Committee will consider nominees for the Board of Directors from a variety of sources, including current directors, management, retained third-party search firms, and stockholders.

Under the Company's Amended and Restated By-laws, stockholders of record of the Company may recommend director candidates for inclusion by the board in the slate of nominees that the board recommends to stockholders for election. Stockholders submitting such nominations must provide the information and background material specified in Article II, Section 7 of the Company's By-laws to the “BorgWarner Inc. Corporate Governance

Committee” c/o BorgWarner Inc. Corporate Secretary, 3850 Hamlin Road, Auburn Hills, Michigan 48326 not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder who wishes to have a nomination considered at the 2016 annual meeting must deliver the required materials between December 31, 2015 and January 30, 2016.

The specific procedures by which stockholders may recommend nominees are set forth in Article II, Sections 7 and 8 of the Company's By-laws. The Company's By-laws require, among other things, that the nominating stockholder disclose all material monetary agreements between the nominating stockholder and the nominees; that director nominees (including the board's nominees) complete a questionnaire regarding the nominee's background, qualifications and conflicts of interest; and that stockholders proposing business disclose economic interests, including interest in the Company as a result of derivative instruments.

Assuming that the required information and material is provided for candidates recommended by stockholders, the Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by board members. The Company's General Counsel will review the information and provide to the Chairman of the Corporate Governance Committee an assessment of the candidate's independence, freedom from conflicts of interest and general suitability. If the Chairman of the Corporate Governance Committee decides to submit the candidate to the entire Corporate Governance Committee, each member will receive the candidate's background information and will be afforded an opportunity to interview the candidate.

In considering whether to recommend to the full board any candidate for inclusion in the board's slate of recommended director nominees, the Corporate Governance Committee will consider, among other things, the extent to which candidates possess the following factors:

•	the highest personal and professional ethics, integrity and values;

•	demonstrated business acumen, experience and ability to use sound judgment to contribute to effective oversight of the business and financial affairs of the Company;

•	ability to evaluate strategic options and risks and form independent opinions, stated constructively to contribute to guidance and direction of the Company;

•	active, objective and constructive participation at meetings of the board and its committees, with flexibility in approaching problems;

•	open mindedness on policy issues and areas of activity affecting overall interests of the Company and its stockholders;

•	stature to represent the Company before the public, stockholders and various others who affect the Company;

•	involvement only in activities and interests that do not create a conflict with the director's responsibilities to the Company and its stockholders;

•	willingness to objectively appraise management performance in the interest of the stockholders;

•	interest and availability of time to be involved with the Company and its employees over a sustained period;

•	ability to work well with others, with deep and wide perspective in dealing with people and situations, respect for the views of others;

•	a reasoned and balanced commitment to the social responsibilities of the Company;

•	contribution to the board's desired diversity and balance;

•	willingness of independent directors to limit public company board service to 4 or fewer boards (any exceptions would require Corporate Governance Committee approval);

•
willingness to tender, promptly following the annual meeting at which they are elected or re-elected as Director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) board acceptance of such resignation; and

•	willingness to provide all information, including completion of a questionnaire, required by the Company's By-laws.

The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Corporate Governance Committee seeks to establish and maintain a board that is strong in its collective knowledge and that possesses a diversity of skills, backgrounds and experience with respect to vision, strategy and leadership, business judgment and knowledge, corporate governance, accounting and finance, global markets and industry knowledge. If the Corporate Governance Committee determines that a stockholder-nominated candidate is suitable and that the candidate should be recommended to the full board, a quorum of the full board must discuss whether to include the candidate in the slate of nominees that the board recommends to stockholders for election and, if appropriate, adopt a resolution authorizing the inclusion.

You may send communications to your Board of Directors and to individual directors. Such communications should be submitted in writing addressed to your Board of Directors or to one or more named individual directors in care of BorgWarner Inc., General Counsel, 3850 Hamlin Road, Auburn Hills, Michigan 48326. Communication from stockholders will be forwarded promptly to your Board of Directors or such named individual director.

Executive Committee.  The present members of the Executive Committee are Directors Drummond, Michas and Verrier. The Executive Committee is empowered to act for the full board during intervals between board meetings when telephonic meetings cannot reasonably be arranged, with the exception of certain matters that by law may not be delegated. The Executive Committee did not meet during 2014.

Executive Sessions.  The non-employee directors meet in executive sessions without the presence of any corporate officer or member of management in conjunction with regular meetings of the board. Non-Executive Chairman Michas is the current presiding director. Interested parties can make concerns known directly to the non-management directors on-line at compliancehotline.borgwarner.com or by toll-free call to 1-800-461-9330.

Certain Relationships and Related Transactions, and Director Independence

The Company has adopted a written policy concerning Related Party Transactions under which the Corporate Governance Committee is responsible for review, disapproval or approval or ratification of any Related Party Transactions in which a director, nominee for director or Executive Officer or Immediate Family Member of any
of them has a material interest.

REPORT OF THE BORGWARNER INC. AUDIT COMMITTEE

Management of your Company is responsible for the preparation, presentation and integrity of your Company's consolidated financial statements and for the effectiveness of internal control over financial reporting. Management and the Company's internal auditing department are responsible for maintaining its accounting and financial reporting principles and internal controls and procedures designed to maintain compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP (“PwC”) was the independent registered public accounting firm for the Company in 2014 and was responsible for performing independent audits of your Company's consolidated financial statements and of the design and effectiveness of internal control over financial reporting, and expressing an opinion on (1) the conformity of the financial statements with accounting principles, generally accepted in the United States of America (“GAAP”) and (2) the effectiveness of internal control over financial reporting based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee is responsible for the selection, oversight, compensation and retention of the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC, the audited consolidated financial statements for the year ended December 31, 2014. The Audit Committee also has discussed with PwC, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 "Communications with Audit Committees". The Audit Committee received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered accountant's communications with the Audit Committee concerning independence, and has discussed with PwC their independence. The Audit Committee has concluded that PwC's provision of audit and non-audit services to the Company is compatible with their independence.

The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee met with PwC, with and without management present, to discuss the results of their audits, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. In addition, the Audit Committee provided guidance and oversight to the internal audit function, including the audit plan, and results of internal audit activity. The Vice President of Internal Audit has direct access to the Audit Committee to discuss any matters desired, and the Vice President of Internal Audit presented an update of internal audit activity at each Audit Committee meeting.

The members of the Audit Committee are not full-time employees of your Company and are not performing the functions of auditors or accountants. It is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP, or that the Company's independent registered public accounting firm is “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee that are described above and in the Audit Committee's charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. It also recommended to the board that, subject to stockholder ratification, PwC be selected as the independent registered public accounting firm for the Company for 2015.

BORGWARNER INC. AUDIT COMMITTEE

Ernest J. Novak, Jr. Chairman

Dennis C. Cuneo John R. McKernan, Jr. Thomas T. Stallkamp

The Audit Committee Report does not constitute soliciting material. It is not considered filed by the Company and shall not be incorporated by reference into any of its other filings under the Securities Act or the Exchange Act unless we state otherwise.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 17, 2015, certain information regarding beneficial ownership of common stock by those persons and entities that are known to the Company as beneficially owning more than five percent of the Company's common stock.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	16,930,142 (a)	7.44%

BlackRock, Inc.
55 East 52nd Street
New York, NY 10022	13,862,299(b)	6.1%

(a)
Pursuant to a Schedule 13G/A dated February 11, 2015 on behalf of The Vanguard Group indicating that it had sole voting power for 399,090 shares, sole dispositive power for 16,550,268 shares, and shared dispositive power for 379,874 shares.

(b)	Pursuant to a Schedule 13G/A dated February 6, 2015 on behalf of BlackRock, Inc. indicating that it had sole voting power for 11,964,932 and dispositive power for 13,862,299 shares.

The following table sets forth, as of March 3, 2015, certain information regarding the beneficial ownership of common stock by each person who was a director of the Company at December 31, 2014, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name of Beneficial Owner(a)	Amount and Nature of Stock Ownership(b)(c)	Percent of Class
James R. Verrier		*
Ronald T. Hundzinski		*
John J. Gasparovic (d)		*
Robin Kendrick		*
Frederic B. Lissalde		*
Phyllis O. Bonanno		*
Jan Carlson		*
Dennis C. Cuneo		*
Jere A. Drummond		*
John R. McKernan, Jr.		*
Alexis P. Michas (e)		*
Ernest J. Novak, Jr.		*
Vicki L. Sato		*
Richard O. Schaum		*
Thomas T. Stallkamp (f)		*

All directors and executive officers of the Company (25 persons)

*	Represents less than one percent.

(a)	For purposes of the above table, the address for each named person is 3850 Hamlin Road, Auburn Hills, Michigan 48326.

(b)	Includes the following number of shares issuable upon the exercise of options within the next 60 days: 28,000 for Mr. Hundzinski; and 71,280 for all executive officers of the Company.

(c)
Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

(d)	Includes 64,762 shares held in a margin account.

(e)	Includes 109,863 shares held in a margin account.

(f)	Includes 30,984 shares held by a spousal lifetime access trust, for which Mr. Stallkamp's wife is trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Such officers, directors and persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file with the SEC.

Based on information provided to the Company by each director and executive officer, the Company believes all such reports required to be filed in 2014 were timely filed except, as a result of an administrative error by the Company, one report on Form 4 representing one transaction was inadvertently filed late by Jan Carlson. The error was reported in 2015 following the discovery of the error.

Code of Ethics

The Company has long maintained a Code of Ethical Conduct, updated from time to time, which is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for CEO and Senior Financial Officers which applies to the Company's CEO, CFO, Treasurer and Controller. Each of these codes is posted on the Company's website at www.borgwarner.com.

Risk Oversight

Our Board of Directors regularly and continually receives information intended to apprise the board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces. Oversight of risk is an evolving process in which management assesses the degree to which risk management is integrated and continually seeks opportunities to further engrain enterprise risk management into business processes throughout the organization. The board actively encourages management to continue to drive this evolution. In 2014, the Board of Directors endorsed the Company's continued enhancement of its enterprise risk management governance infrastructure, processes, integration, communications and sustainability.

While the Board of Directors has responsibility for oversight of the Company's risk management practices, the Audit, Compensation and Corporate Governance Committees of the board contribute to the risk management oversight function. In particular, the Audit Committee focuses on financial and compliance risk, including internal controls and receives risk assessment and management reports from the Company's internal Enterprise Risk Management Committee and from the Company's internal audit function. The members of the Enterprise Risk Management Committee (the Company's Controller, Treasurer, Vice President of Internal Audit, Director of Risk Management, Vice President and Chief Compliance Officer, Vice President and Chief Information Officer and business operations leaders) have direct access to the Audit, Compensation and Corporate Governance Committees and Board of Directors. The Audit Committee receives, reviews and discusses regular reports from them concerning risk identification and assessment, risk management policies and practices and mitigation initiatives, to assure that the risk management processes designed and implemented by the Company are adapted to the Company's strategy and are functioning as expected. In addition, as part of its compensation philosophy, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company's long term business strategy and objectives. The Corporate Governance Committee oversees risk management practices in its domain, including director candidate selection, governance and succession matters.

To meet its obligations under the SEC's Enhanced Disclosure Rules, the Company undertook a process, reviewed by the Compensation Committee, to assess to what extent risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company. The Management concluded that it is not likely that the Company's compensation programs will have such an effect.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company again achieved record sales and earnings in 2014. As a result of this performance, maximum results were achieved at the Corporate level for the Economic Value ("EV") measure under our Management Incentive Plan ("MIP"). Maximum results were also achieved by the Engine and Drivetrain segments.

The Company's three-year total stockholder return ("TSR") of 75% matched the performance of the S&P 500. However, the extremely strong stock price performance by the Company's peers resulted in a 118% weighted average TSR placing the Company's TSR below the 25th percentile of our Peer Group Companies as defined and set forth on pages 24 and 25. These challenging performance standards resulted in no payout of Performance Shares to participants, including the Named Executive Officers ("NEOs"), under the long-term incentive program described on pages 23-25.

Our Compensation Committee reviews the elements of compensation against the market each October using the Comparator Group set forth on page 26. Survey data showed modest increases in base salaries and annual incentives with more significant increases in long term incentive opportunities. The results of this review and the continued growth of the Company led to the following actions by the Compensation Committee:

•
Approval of increases to base salaries for NEOs in 2014 and a plan to increase base salaries in 2015 consistent with the market data. Certain of our NEOs who are relatively new in their roles received larger increases in base salary in 2014 and 2015 in order to more closely align their salaries to the market data for their positions.

•
Approval of target bonus opportunities for our NEOs for 2014 and 2015 aligned with the 65th percentile of the market data in support of our performance-based compensation philosophy which sets performance objectives at stretch levels. The bonus opportunities of certain NEOs, who are below the market data due to being relatively new to their roles, have been increased in 2014 and 2015 to bring them closer to the 65th percentile of the market, with the 2015 bonus opportunities only slightly below the 65th percentile.

•
Establishment of long-term incentive grants for 2014 to maintain competitive positioning. Grant levels for 2015 were established at the 65th percentile (consistent with 65th percentile targeted performance) of the market based on the data reviewed in October 2014. The 2015 long-term incentive grants approved for certain NEOs, who are relatively new in their roles, remain slightly below the market data but have been increased in order to bring them closer to market.

•
At its February 2015 meeting our Compensation Committee approved special restricted stock grants of 73,256 shares for our CEO and 17,670 for our CFO. These grants were provided to recognize that additional long term incentive grants should have been provided to our CEO and CFO when they were promoted to those roles, in accordance with past practice. Such additional stock grants would have increased their 2011 outstanding stock grants on a prorated basis to a market competitive level for their new positions. The restrictions on one-half of these shares will lapse on the first anniversary of the grant and the restrictions on the remainder of the shares will lapse on the second anniversary of the grant.

    The Compensation Committee and Management also review current practices in executive compensation on a regular basis. As a result of this process, the Compensation Committee and Management took the following actions during 2014:

•
Adopted the BorgWarner Inc. 2014 Stock Incentive Plan ("SIP"), which was approved by the stockholders. The SIP authorized 8 million shares of the Company's stock to provide equity incentive awards to motivate the performance and retention of the Company's Directors and employees. The SIP received approval from over 88% of the shares voted.

•
Adopted a clawback policy effective January 1, 2015. The policy provides that if the Compensation Committee determines that a covered executive engaged in fraud or intentional illegal conduct which materially contributed to the need for a restatement of the Company's financial statements, the Compensation Committee will seek to recover the difference in any performance-based compensation which would have been lower if based upon the restated financial statements.

•
Amended the Company's Insider Trading and Confidentiality Policy to include language which, effective beginning January 1, 2015, prohibits Directors and covered executives from pledging Company securities as collateral to secure personal loans or other obligations. This prohibition will take effect with respect to any existing pledges on July 1, 2015.

In 2014 the stockholders' advisory vote regarding the Company's executive compensation practices again supported those practices with approval by over 94% of the shares voted. The Compensation Committee believes that this affirms stockholders' support of the Company's approach to executive compensation. In light of those results, and the belief that the current compensation practices continue to motivate outstanding performance, the Compensation Committee did not significantly change its policies in 2014 other than the adoption of the clawback policy and anti-pleding provision noted above. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs. In recognition of a previous stockholder vote regarding the frequency of future advisory votes on executive compensation, such votes will continue to be held annually.

Our Compensation Committee and Management continue to believe that the Company's pay practices and performance based philosophy are appropriate and effective. The Company's incentive compensation is related to performance over one-year and three-year horizons. The Company's TSR over those time frames has typically been among the top of our Peer Group Companies and has generally outperformed the S&P 500. The overall compensation of our CEO and other NEOs has been reflective of that performance. Year over year changes in the total compensation of our NEOs has been aligned with the Company's three-year TSR results.

Highlights of the Compensation Programs

Compensation Philosophy - The Company's executive compensation program is predominantly performance based, with approximately 75% of total compensation tied to short and long-term incentives; mainly driven by the creation of economic value and total stockholder return. While base compensation is targeted at the median of comparator companies, performance based compensation is targeted at the 65th percentile, with performance goals also set to the 65th percentile level. We believe that this philosophy has allowed us to attract and retain top talent and to motivate exceptional performance, which has generally placed us in the top quartile of automotive suppliers in TSR.

Base Salary - Base salary levels are targeted at the median of a comparator group of companies with whom we compete for talent. We believe that targeting the median in setting base salary allows us to remain competitive for talent, while targeting slightly above median on performance based components of pay allows us to attract and retain top talent.

Short-Term Incentives (MIP) - Creating economic value for our stockholders is the foundation upon which we operate and is the focus of our annual incentive program.

Long-Term Incentives ("LTI") - The primary (two-thirds of the total value) compensation vehicle utilized under our LTI plan is performance shares. The performance measure utilized - TSR versus our industry peer group - provides an incentive for our executives to outperform our peers and drive maximum return to our stockholders. Under this design, target compensation is paid when 65th percentile performance is achieved over a three-year period as compared to our Peer Group Companies. The remaining one-third of our annual grants is comprised of restricted stock, which also incents and rewards executives to improve the long term stock value to stockholders. Both vehicles serve as retention tools as the grants fully vest after three years.

Stock Ownership - In further alignment with stockholders' interests, our executives are expected to hold a significant and sustained long-term personal equity interest in the Company. The CEO ownership guideline of three times average salary plus bonus for the prior three years equates to more than six times annual base salary.

Compensation Philosophy

In 2014, our Compensation Committee maintained our underlying executive compensation objectives, which are to:

•	attract and retain the best possible global executive talent,

•	motivate our executives to achieve goals that support the Company's business strategy and goals (including growth and the creation of long term value) while not encouraging excessive risk taking,

•	link executives' and stockholders' interests through equity-based incentive plans, and

•	provide a compensation package that reflects individual performance as well as overall business results.

Our Compensation Committee performs a strategic review of our executive officers' compensation at least annually. During this review, our Compensation Committee evaluates our compensation philosophy and objectives to ensure that they continue to reflect our intention to pay for performance, our business strategies, competitive realities and our board's determination of what is in the best interests of stockholders. Our Compensation Committee then determines whether our compensation programs meet these objectives, provide adequate incentives and motivation to our executive officers and adequately compensate our executive officers relative to comparable officers at other companies with whom we compete for executives. As part of this strategic review for 2014, our Compensation Committee determined the compensation of our 12 corporate officers including our CEO, CFO and the three other officers whose compensation is detailed in the Summary Compensation Table on page 30. For compensation decisions, including decisions regarding the grant of equity compensation, relating to executive officers other than our CEO, our Compensation Committee considers recommendations from our CEO. At the request of the Compensation Committee, materials for Compensation Committee meetings are prepared by our Vice President, Human Resources, with assistance from the independent compensation consultant engaged by the Committee, Pearl Meyer & Partners, LLC (the “Compensation Consultant”) in 2014. Our Compensation Committee's strategic review for the upcoming plan year occurs annually in October during an extended meeting session. The Committee consults with our CEO during these sessions regarding the compensation of our officers other than the CEO.

Components of Compensation

The key elements of our executive compensation program are base salary, short-term incentives and long-term incentives. We strive to have each compensation element complement the others and reward the achievement of short-term and long-term business objectives. In 2014, the primary short-term incentive vehicle used was the MIP, and the primary long-term incentive vehicles were performance shares and restricted stock. In order to keep our compensation programs in alignment with our compensation objectives and our strategic business goals, and to meet changing economic conditions and competitive challenges and pressures, we maintain flexibility in the use of these plans and vehicles. Additionally, a limited number of executive benefits and perquisites are provided as identified on pages 26 and 27.

Base Salary

Base salaries for our executives are established based on the scope of the executive's responsibilities, time in position and potential, the competitive market and internal equity.  When considering market competitive base salaries we target the median level among our comparator companies. Base salaries are reviewed annually, and adjusted as appropriate to realign salaries with market levels after taking into account changes in individual responsibilities, individual and business performance, and experience.

Short-Term Incentives

The MIP is our cash-based, annual incentive plan for executives.  The primary purposes of the MIP are to: (i) focus key managers on creating EV for the Company; (ii) reinforce teamwork and collaboration among key managers of the Company by measuring the management team at each business by the results they achieve together; (iii) deliver competitive awards for key managers; and (iv) attract and retain key managers by enabling participants in the MIP to share in the success of the Company.  Consequently, we use EV as our standard performance measure because we consider EV to be the foundation on which we operate and a very dynamic measure of how well we turn investments into increased stockholder value. It is based on our belief that a business can be financially strong in the long run only if it consistently earns enough to cover its operating cost and, at the same time, produces enough additional earnings to cover its cost of capital. We consider any amount that exceeds these requirements to be additional EV.

Although the MIP is an annual plan, due to the carryover feature described below, targets are established for three years at a time. The 2014 plan year was the second year under EV targets the Committee established at the end of 2012 for the 2013 - 2015 cycle.

Methodology. The formula used in the MIP is: EV = After Tax Operating Income minus (Average Operating Investment x Cost of Capital). We define “After Tax Operating Income” as income prior to interest and finance charges net of income taxes calculated at a fixed composite statutory rate. We define “Average Operating Investment” for each business as the sum of the assets employed in the business less operating liabilities such as accounts payable accruals and long-term liabilities other than debt. We define “Average Operating Investment” for the Company to be the sum of debt, noncontrolling interest, and stockholders equity less cash and cash equivalents and 1987 leveraged buy-out (“LBO”) related goodwill. We define “Cost of Capital” as the rate of return on capital invested required to fairly compensate debt and equity investors.

Actual performance under our MIP is measured annually from January 1 to December 31. Our Compensation Committee approves any earned MIP bonuses for any given fiscal year after review of the actual performance in relation to pre-established targets for that fiscal year. Bonuses are typically paid in a single installment in the first quarter following the completion of a given fiscal year.  Although annual bonuses currently depend primarily on the achievement of EV objectives, our Compensation Committee may adjust bonus measures and awards based on other financial or non-financial measures that it believes will benefit long-term stockholder value.

We require each of our businesses to increase its economic value annually in order to receive above threshold levels of payout. Accordingly, a range of performance expectations (Threshold, Target and Maximum) is recommended by management and reviewed and approved by our Compensation Committee, three years at a time, for our Company and each of our businesses. At the time the performance expectations are established, there is substantial uncertainty as to whether they will be met.  Generally, the Threshold for each of the three years is established at a level that is equal to the EV achieved in the last year of the preceding three year period.  In each of the second and third years of the three-year cycle, the Threshold value remains constant and the Target and Maximum values are adjusted upward each year by a percentage of the operating investment (“OI”) at the beginning of the three year cycle.

Our Compensation Committee determined that for the 2013-2015 cycle the following EV-based performance objectives represented realistic stretch goals that were calibrated to motivate continued excellent performance and delivery of stockholder value.  This plan also addresses overall competitiveness of compensation, which is critical to attraction and retention of talent.

2013 - 2015 Cycle EV Levels

	2013	2014	2015
Threshold	Base EV	Base EV	Base EV
Target	Base + 0.5% of OI	Base + 1% of OI	Base + 1.5% of OI
Maximum	Base + 1% of OI	Base + 2% of OI	Base + 3% of OI

Because the performance objectives under our MIP are determined three years at a time, our MIP challenges our executives and compels our key managers to find ways to generate and sustain economic growth over an extended period.

In order to encourage longer-term perspective in decision-making while continuing to reward participants for the achievement of annual goals, our MIP includes a “Carryover Bonus” feature that allows participants to earn, over the following two-year period, any MIP bonus opportunity (up to specified maximum limits) that was not attained during the current plan year. Thus, if the Maximum bonus opportunity is not earned in a given year, then the amount of the shortfall can be earned over the next two years (50% each year) by achieving results each year that are higher than the prior year.  No Carryover Bonus from a prior year is earned if the Threshold level of performance for the current year is not achieved. For example, if an individual was part of a business that achieved results at Threshold in year one, that individual would carry over the lost dollar opportunity between Threshold and Maximum into years two and three (50% each year).  If in year two that individual's business achieved Maximum results, he would be paid 50% of that lost opportunity from year one.  If in the subsequent year three, his business performance was below Threshold, he would lose the other 50% of the original carryover from year one.  Because the carryover opportunity is available in addition to the basic bonus opportunity for the next two years, in a given year, the Carryover Bonus from prior years may increase the annual bonus opportunity of the executive officers above the regular target levels.

Bonus Opportunity. Based on our compensation philosophy, in November 2013, for the 2014 plan year, our Compensation Committee approved Target bonus opportunities ranging from 75% to 130% of base salary for our NEOs.  (See Grants of Plan-Based Awards table on page 32). Our NEOs receive 50% of the Target opportunity for achieving Threshold performance and 200% of the Target opportunity for achieving Maximum performance or above.  Results in between these levels are interpolated.  In November 2014, our Compensation Committee approved the Target bonus opportunities for our executive officers for 2015.  These Target bonus opportunities range from 75% to 145% of base salary for our NEOs. In order to place greater importance on financial performance-based compensation, the Target bonus opportunities generally reflect the approximated 65th percentile of annual bonus levels for similar positions in the Comparator Group. The final bonus amounts paid, if any, are determined by our Compensation Committee based on achievement of the performance measures.

The bonus opportunity for each NEO is further defined by business, segment and Corporate results as applicable.  The Compensation Committee's objective for the Presidents is to assign the largest percentage of the bonus opportunity to the individual segment or business for which the executive has responsibility, while also promoting collaboration within and between segments.

For our NEOs, the 2014 bonus opportunities were weighted as follows:

	BorgWarner Inc.	Segment	Business
J. Verrier, President & CEO	100%
R. Hundzinski, VP & CFO	100%
F. Lissalde, President & GM, Turbo Systems	20%	20%	60%
J. Gasparovic, VP & General Counsel	100%
R. Kendrick, President & GM, Transmission Systems	20%	20%	60%

Long-Term Incentives

We believe that long-term performance is driven through an ownership culture that rewards our executives for the maximization of long-term stockholder value. Our long-term incentive plans have been established and operated to provide certain of our employees, including our NEOs, with appropriate incentives to align their interests with the interests of our stockholders. In order to strengthen this alignment and provide our executives the opportunity for above market compensation when our stockholders are similarly rewarded, long-term incentive compensation levels are targeted at the 65th percentile of the market level. Furthermore, our stock compensation plans provide a method for our NEOs to acquire equity interests in our Company and comply with our stock ownership guidelines.

Stock Incentive Plan. All long-term incentive grants awarded in 2014 (two-thirds performance shares and one-third restricted stock) were awarded under the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan ("2004 SIP"). Although the 2004 SIP provides for the use of a variety of equity-related vehicles, our Compensation Committee determined in 2014 to rely primarily on grants of restricted stock and performance shares in order to motivate and reward executives for growth in total stockholder return as compared to our industry (in the case of performance shares) and officer retention and growth in the Company's stock price (in the case of restricted stock and performance shares).

As discussed above, the target awards (in dollars) for our executives are typically based on the 65th percentile market value that reflects the responsibility of each NEO, with grant sizes (in shares) based on a valuation methodology calculated by the Compensation Consultant.  This methodology is the same one used by the Compensation Consultant in its market study to value equity compensation consistently between companies.

In 2014, two-thirds of total value of the target long-term incentive opportunity was delivered through performance shares and one-third of total value was delivered through restricted stock for our continuing NEOs. Due to the significant challenges in the automotive industry, our Compensation Committee determined to place greater emphasis on performance shares. This long-term incentive vehicle provides a more direct comparison of our longer term performance to the longer term performance of our peers within our industry, while firmly aligning our executives' interests with the interests of our stockholders (see further discussion of the performance shares below).

Performance Shares.  Annual grants of performance shares are designed to provide competitive payouts at the end of a three-year period relative to how well the Company performs against a peer group of companies in terms of TSR. A listing of the Peer Group Companies can be found on page 25.  Our Compensation Committee reserves the right to modify the list at any time in order to ensure that the peer group remains relevant as a measure for TSR performance. When granted, each performance share represents one share of common stock.  In order for participants to earn a target award, the performance of our common stock must be at the 65th percentile of the TSR performance of the Peer Group Companies over a three-year period. The value of the payout at the end of the three-year performance period is based on both the TSR performance and the stock price at the end of the period. This provides an additional link to stockholder value.

A new performance period begins each January 1 and ends three years later on December 31. As a result, in any given year up to three performance periods overlap.

The target award is determined at the beginning of the performance period. The award is expressed in terms of performance shares.  Our Compensation Committee established a methodology for determining the stock price to be used for converting the target dollar amount to a specific number of shares.  This was established in order to provide consistency in the method of determining the stock price to be used from year to year.  The methodology uses the average closing price of the Company's common stock for the last five trading days of the year preceding the date of grant, which coincides with the end of the prior performance period. The actual shares awarded for 2014 are detailed on page 32 in the Grants of Plan-Based Awards table. The final value of each performance share will be determined only after the close of the performance period. There is no annual vesting of the target awards under this plan.

For grants made in 2014, the actual number of performance shares earned at the time of payout ranges from 0% to a maximum of 200% of target, depending on our TSR performance at the end of the three-year period. For grants made in 2014, the Compensation Committee changed the methodology used for comparing the Company's TSR to the TSR of the Peer Group Companies. The Company's TSR will be ranked among the TSR of the Peer Group Companies and the Company's percentile ranking will determine the payout percentage at the end of the three-year performance period. Previously, the payout percentage was determined by comparing the Company's TSR to the market capitalization weighted average TSR of the Peer Group Companies. The actual number of performance shares paid at the end of the three-year period will be determined based on the following scale.

Performance Share TSR Performance/Payout Table

BorgWarner's Percentile Rank	Percent of Target Number of Performance Shares Earned
Below 25th percentile	0.000%
25th percentile	25.000%
35th percentile	43.750%
50th percentile	71.875%
65th percentile	100.000%
75th percentile	140.000%
90th percentile and above	200.000%

For example, if the Company's TSR is at the 50th percentile of the Peer Group Companies it would result in 71.875% of the target number of shares awarded to be paid. Interpolation is used to determine the percent of performance shares when our percentile rank does not fall directly on one of the ranks listed above.

The Peer Group Companies for the performance share grants includes publicly traded companies in the automotive supplier industry with at least $1 billion in sales. This group was selected because we compete with these companies for stockholder investment dollars. The Committee considers a different group of companies for compensation benchmarking purposes as described on pages 25 and 26. For the performance periods from January 1, 2012 to December 31, 2014, the Peer Group Companies included the following companies:

American Axle & Manufacturing Holdings, Inc.	Lear Corporation	Tenneco Inc.
Autoliv, Inc.	Magna International Inc.	TRW Automotive Holdings Corp.
Gentex Corporation	Meritor, Inc.	Visteon Corporation
Johnson Controls, Inc.	Modine Manufacturing Company

At its February 2013 meeting, our Compensation Committee approved a change in the peer group for the January 1, 2013 to December 31, 2015 performance period. As a result of low market capitalization Meritor, Inc. and Modine Manufacturing Company were removed and were replaced by Dana Holding Corporation and Delphi Automotive PLC.

At its February 2014 meeting, our Compensation Committee approved a change in method by which the Peer Group Companies would be selected. The peer group for the January 1, 2014 to December 31, 2016 performance period and subsequent performance periods will be the companies that are part of the Dow Jones U. S. Auto Parts Index as of the December 31 preceding the beginning of the performance period. For the January 1, 2014 to December 31, 2016 this change resulted in the removal of American Axle & Manufacturing Holdings, Inc. and Magna International Inc. from the Peer Group Companies and the addition of Genuine Parts Co., LKQ Corp. and Wabco Holdings Inc. to the Peer Group Companies.

Our Board of Directors reserves the right to modify the list at any time in order to ensure that the peer group remains relevant as a measure for TSR performance in the automotive supply industry.

Payment of earned performance shares is made in stock in order to facilitate ownership of our common stock by our executives. The shares of stock are typically delivered shortly after our Compensation Committee certifies the results, which has traditionally occurred during the first quarter after the three-year cycle has ended.

Restricted Stock and Stock Units. The granting of restricted stock and stock units in the overall executive compensation package serves multiple purposes. They incent and reward executives for improving the long term stock value to stockholders and are retention tools. In 2014, restricted stock was granted in February to our continuing executives based in the U.S., as has been our traditional practice. Restrictions on one-half of the shares granted will lapse on the second anniversary of the grant and the restrictions on the remainder of the shares granted will lapse on the third anniversary of the grant provided that the recipient is still employed by the Company. Our executives based outside the U.S. received stock units instead of restricted stock grants in February 2014. Stock units are utilized outside the U.S. in order to provide similar tax treatment to the recipients as restricted stock provides for U.S. executives. One-half of the stock units granted will vest on the second anniversary of the grant and the remaining one-half will vest on the third anniversary of the grant, provided that the recipient is still employed with the Company. Prior to vesting, the recipient has no rights as a stockholder associated with the stock units.

Compensation Benchmarking

Our Compensation Committee believes that benchmarking is a useful tool because it is a reflection of the market in which we compete for talent and provides credibility for our compensation programs with our employees and stockholders. However, benchmarking is not the only criterion used in compensation decisions.  Other factors such as internal equity, individual and business performance, retention, and the degree of alignment between job duties of the incumbent with the benchmark job description are also considered.  For example, in instances where an executive officer is uniquely key to our success, our Compensation Committee may provide compensation in excess of these benchmarks.

Our Compensation Committee annually engages an independent executive compensation consultant. For 2014, Pearl Meyer & Partners ("PM&P" or "Compensation Consultant") was selected. The Committee has the sole authority to approve PM&P's fees and terms of the engagement. The Compensation Committee annually reviews its relationship with PM&P to ensure executive compensation consulting independence. The process includes consideration of the factors impacting independence that New York Stock Exchange rules require. The consultant performs no other services for the Company or Management.

The Compensation Consultant compares the total compensation levels (including base salary, annual bonus, and long-term incentives) for our executive officers to the compensation practices of a comparator group (“Comparator Group”) with whom we compete for talent. Our Compensation Committee has established that the Comparator Group used for benchmarking executive officer compensation should, generally, include companies with revenues between $2 billion and $20 billion in the automotive, transportation and general industrial sectors. One of the companies, Johnson Controls Inc., has revenues in excess of $20 billion but is included because it is an industry comparator and is included in the Peer Group Companies used for TSR purposes. There were no changes to the Comparator Group for 2014. The group used for establishing 2014 compensation levels consisted of the following companies:

American Axle & Manufacturing Holdings, Inc.	ITT Corporation
AMSTED Industries, Inc.	Johnson Controls, Inc.
BAE Systems, Inc.	Kennametal Inc.
Ball Corporation	Meritor, Inc.
Brunswick Corporation	Navistar International Corp.
Cooper-Standard Holdings Inc.	PACCAR Inc.
Cummins Inc.	Parker Hannifin Corporation
Daimler Trucks North America LLC	Polaris Industries Inc.
Dana Holding Corporation	Praxair, Inc.
Denso International America, Inc.	Robert Bosch Corporation
Donaldson Company, Inc.	The Sherwin-Williams Company
Dover Corporation	Tenneco Inc.
Eastman Chemical Co.	The Timken Company
Eaton Corporation	TRW Automotive Holdings Corp.
Federal-Mogul Corporation	Valmont Industries, Inc.
Harley-Davidson, Inc.	Worthington Industries, Inc.
Illinois Tool Works Inc.

Due to differences in size among the comparator companies, regression analysis was used to normalize the survey results to better reflect the size of our Company relative to that of the comparator companies.

Use of Tally Sheets

Tally sheets prepared by management set forth the amount of all components of each executive's current compensation including base salary, annual incentive compensation, long-term equity incentive compensation and retirement benefits, and a historical review of prior long-term incentive grants. In October 2014, the Compensation Committee reviewed compensation tally sheets for each executive officer, including the continuing NEOs. The tally sheets also provide a summary of the potential payouts and benefits upon various termination events. The elements and calculations reviewed are substantially similar to the information provided for each NEO in Potential Payments Upon Termination or Change of Control on pages 39 and 40. This analysis did not support the need for any material changes to our executive compensation program or its administration and it did not prompt the Committee to make substantive changes to compensation elements for any of the NEOs. The Committee reviews updated tally sheets on an annual basis.

Executive Benefits and Perquisites

General. Our NEOs are eligible to participate in all of our employee benefit plans (such as medical, dental and vision care plans; flexible spending accounts for health care; life, accidental death and dismemberment and disability insurance; employee assistance programs (confidential counseling); a defined contribution retirement plan including a 401(k) feature; and paid vacation), on the same basis as our other employees. The retirement plans described on pages 36-38 are provided to all employees and executives in order to permit them to accumulate funds for retirement and to provide a competitive retirement package as compared to other companies. Our benefit plans outside the U.S. are generally consistent with local practices.

An executive benefit available to our U.S.-based NEOs in 2014 was the BorgWarner Inc. Retirement Savings Excess Benefit Plan (“Excess Plan”). This is the same plan generally available to U.S.-based employees who exceed the limits under the qualified BorgWarner Inc. Retirement Savings Plan ("RSP") within the year.  All of our U.S.-based NEOs received Company contributions under the Excess Plan in 2014.  See further descriptions of this plan on pages 37 and 38 under the Non-Qualified Deferred Compensation section.

The benefits and perquisites we provide our executives are currently at or below median competitive levels for comparable companies. Executive perquisites for the U.S.-based NEOs are limited to a taxable annual perquisite allowance in lieu of awarding individual perquisites such as a company vehicle and financial planning service. No tax gross-ups are provided on benefits or perquisites. A lower perquisite allowance is paid to the President & GM Turbo Systems who is based in Germany and is provided a Company leased vehicle consistent with market practice in Germany. Our NEOs are also eligible for an annual executive physical.

Pension Benefits.  Except as described in the Pension Benefits table below on page 36, none of our NEOs participate in or have account balances in any of the qualified or non-qualified defined benefit pension plans sponsored by us.

Potential Payments Upon Termination or Change of Control

Change of Control Employment Agreements.  We have entered into Change of Control Employment Agreements (the “Change of Control Agreements”) with each of our NEOs and 16 other executives. In establishing the Change of Control ("COC") Agreements, our Board of Directors determined that it is in the best interests of the Company and its stockholders (i) to assure that we maintain the continued dedication of our NEOs in the event of the possibility or occurrence of a COC, and (ii) to diminish the inevitable distraction of our NEOs by virtue of the personal uncertainties and risks created by a pending or threatened COC by agreeing to provide two to three years of compensation (depending on position) if the executive's employment is terminated as a result of a COC. See pages 39 and 40 for further details of the COC Agreements for our NEOs. In order to reflect evolving trends in executive compensation and governance, following consideration of the recommendation of management, our Board of Directors approved changes to the standard COC Agreement. These changes, which apply to all COC Agreements issued beginning in 2009, (i) eliminate the excise tax gross-up provisions, (ii) condition the receipt of certain benefits in the event of a COC on the execution of a non-compete agreement with the executive and (iii) incorporate a clause that allows an executive to forego a portion of benefits in the event that the excise tax would otherwise be triggered. All but one of our continuing NEOs are covered by the revised Change of Control Agreement.

Severance Benefits. Each of our U.S.-based NEOs is eligible for severance benefits under the BorgWarner Inc. Transitional Income Plan (“TIP”). The TIP was established to provide some financial protection to all U.S. salaried employees in the event that their employment is terminated for reasons beyond their control. The TIP benefit includes a lump sum payment that is based on salary level and length of service (with a maximum benefit of 26 weeks of base salary, adjusted for unemployment benefits) and medical coverage. In no event would a U.S.-based NEO receive a payment under both the COC Agreement and the TIP.

Stock Ownership Guidelines

In order to promote equity ownership and align the interests of management and our stockholders, we have established stock ownership guidelines that outline our expectations for our executives to hold a significant and sustained long-term personal financial interest in the Company. Our stock ownership guidelines, which apply to all of our officers including our NEOs, are as follows:

Position	Stock Ownership Guideline
CEO	Three times average salary plus target bonus for prior three years
CFO and Presidents	Two times average salary plus target bonus for prior three years
VP & General Counsel	One times average salary plus target bonus for prior three years

The CEO ownership guideline equates to more than six times the annual base salary.

Each of our NEOs is expected to fulfill this goal within five years after his or her appointment as an officer. Moreover, enough stock must be secured during each of the first five years to demonstrate progress toward fulfilling the goal by year five. Our Compensation Committee reviews the ownership level for our CEO and all other persons covered under this guideline each year. Our Board of Directors reserves the right to determine what action will be taken if a covered individual does not meet the expected ownership guidelines. All of our NEOs met the expected stock ownership guidelines in 2014.

Our Insider Trading and Confidentiality Policy prohibits our directors and employees from engaging in any transaction involving a put, call or other option on BorgWarner securities,from selling any BorgWarner securities he or she does not own (i.e., “selling short”) and from pledging any BorgWarner securities as collateral to secure personal loans or other obligations.
.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code (“IRC”) generally limits to $1 million the U.S. federal deductibility of compensation paid in one year to certain “covered employees” of a publicly held corporation (generally, our CEO and our next three most highly compensated executive officers, other than the CFO, in the year that the compensation is paid). However, performance-based compensation generally is not subject to the limits on deductibility so long as it meets certain requirements. Our compensation plans are intended to allow our Compensation Committee to pay compensation that may qualify as performance-based compensation within the meaning of Section 162(m).

Our Compensation Committee, which is comprised solely of “outside directors” for purposes of Section 162(m), strives to provide our NEOs with compensation programs that preserve the tax deductibility of compensation paid by the Company, consistent with our strategic business goals and other compensation objectives. Our Compensation Committee believes that stockholder interests are best served by compensation programs that attract, retain and reward the executive talent necessary for our success. Accordingly, the Committee has discretion and flexibility in structuring our compensation programs, and, in any year, may authorize compensation that is not fully deductible under Section 162(m) if it believes such compensation will enable us to better achieve our strategic business goals, promote the interests of our stockholders and meet compensation objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Jere A. Drummond, Chairman
Phyllis O. Bonanno
Jan Carlson
Vicki L. Sato

The Compensation Committee Report does not constitute soliciting material.  It is not considered filed by us and shall not be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act unless we state otherwise.

Compensation Committee Interlocks and Insider Participation

During our last completed fiscal year, the voting members of our Compensation Committee were Jere A. Drummond, Chairman, Phyllis O. Bonanno, Jan Carlson and Vicki L. Sato. None of these persons was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries. None of these persons has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee or the Company's Board of Directors. No executive officer of the Company served as a director of another entity, or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of such other entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan (2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
James R. Verrier (3)	2014	967,500	—	5,872,638	2,600,000	37,175	527,917	10,005,230
President and Chief	2013	870,000	—	4,849,270	2,088,000	18,918	320,368	8,146,556
Executive Officer	2012	520,159	—	1,534,080	929,300	25,314	186,927	3,195,780

Ronald T. Hundzinski (4)	2014	526,250	—	1,526,659	1,016,500	—	199,792	3,269,201
Vice President and Chief	2013	500,000	—	1,310,501	900,000	—	157,553	2,868,054
Financial Officer	2012	397,154	—	1,237,700	595,800	—	117,741	2,348,395

Frederic B. Lissalde (5)(6)	2014	657,188	—	1,174,725	1,131,350	—	410,293	3,373,556
President and General	2013	594,840	—	865,000	900,357	—	304,891	2,665,088
Manager, Turbo Systems

John J. Gasparovic (7)	2014	441,250	—	822,021	667,500	—	147,767	2,078,538
Vice President, General	2013	426,250	—	865,000	645,000	—	140,008	2,076,258
Counsel & Secretary

Robin Kendrick (5)	2014	406,250	—	822,021	615,000	—	142,783	1,986,054
President and General	2013	391,250	—	786,606	592,500	—	143,132	1,913,488
Manager, Transmission
Systems

(1) The aggregate values in column (e) reported for 2014, 2013, and 2012 represent the grant date fair market value ("FMV") of the awards noted in the Grants of Plan-Based Awards Table. Assuming maximum performance levels are achieved for the 2014-2016 Performance Share Plan, the maximum value of all stock awards granted would be $9,963,648 for Mr. Verrier, $2,588,489 for Mr. Hundzinski, $1,994,005 for Mr. Lissalde, $1,393,361 for Mr. Gasparovic, and $1,393,361 for Mr. Kendrick, based on FMV at the time of grant.
(2) The values in column (f) reflect payments made under the MIP, including Carryover Bonus payments. The 2014, 2013 and 2012 plan year payouts paid in the following February, do not include any Carryover Bonus payment as there was no Carryover to be earned from prior plan years.
(3) Mr. Verrier became President and Chief Executive Officer effective January 1, 2013. He was President and General Manager, Morse TEC from January 1, 2010 through March 27, 2012 and Chief Operating Officer from March 28, 2012 through December 31, 2012.
(4) Mr. Hundzinski became Vice President and Chief Financial Officer effective March 28, 2012. He was Vice President and Treasurer from August 15, 2011 through March 27, 2012.
(5) Mr. Lissalde and Mr. Kendrick first became NEOs in 2013, therefore no data is reflected for 2012
(6) Compensation reported for Mr. Lissalde is converted to US Dollars using an exchange rate of 1 Euro= 1.331USD, which is a periodic average rate for 2014.
(7) Mr. Gasparovic was not a NEO in 2012, therefore no data is reflected for that year.

All Other Compensation Table

The following table details, by category, the amounts reported above in the “All Other Compensation” column of the Summary Compensation Table for each of our NEOs. All of our NEOs exceeded the aggregate threshold of $10,000 for perquisites and personal benefits. The chart below indicates the amount in each category for each of our NEOs:

Name	Perquisite Allowance ($)	Personal Use of Leased Vehicle ($)	Personal Use of Company Aircraft ($)	Registrant Contributions to Defined Contribution Plans (1) ($)	Value of Dividends on Unvested Shares of Stock ($)	French Benefit Allowance ($)	Relocation Cost ($)	Other ($)	Total of All Other Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R, Verrier	50,000	—	4,438	436,613	36,866	—	—	—	527,917

Ronald T. Hundzinski	35,000	—	424	152,207	11,929	—	—	232	199,792

Frederic B. Lissalde (2)(3)(4)	16,946	64,353	—	—	8,362	191,664	128,968	—	410,293

John J. Gasparovic	25,000	—	—	114,807	7,960	—	—	—	147,767

Robin Kendrick	30,000	—	562	105,183	7,038	—	—	—	142,783

(1) Amounts credited by the Company on behalf of its Named Executive officers during 2014 pursuant to the provisions of the RSP and the Excess Plan.
(2) Mr. Lissalde is a French national working in Germany and receives a Benefit Allowance to enable him to maintain coverage in the French Social Benefit System.
(3) The Relocation Cost amount relates to tax equalization payments, tax preparation support and language lessons.
(4) Compensation reported for Mr. Lissalde is converted to US Dollars using an exchange rate of 1 Euro= 1.331 USD, which is a periodic average rate for 2014.

Grants of Plan-Based Awards

The following table summarizes the grants of equity and non-equity plan awards to our NEOs in 2014:

		Estimated Possible Payout Under			Estimated Future Payout Under			All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James R. Verrier		650,000	1,300,000	2,600,000
	2/10/2014 (2)				18,975	75,900	151,800				4,091,010
	2/10/2014 (3)							33,162	—	—	1,781,628

Ronald T. Hundzinski		254,125	508,250	1,016,500
	2/10/2014 (2)				4,925	19,700	39,400				1,061,830
	2/10/2014 (3)							8,652	—	—	464,829

Frederic B. Lissalde (4)		282,838	565,675	1,131,350
	2/10/2014 (2)				3,800	15,200	30,400				819,280
	2/10/2014 (3)							6,616	—	—	355,445

John J. Gasparovic		166,875	333,750	667,500
	2/10/2014 (2)				2,650	10,600	21,200				571,340
	2/10/2014 (3)							4,666	—	—	250,681

Robin Kendrick		153,750	307,500	615,000
	2/10/2014 (2)				2,650	10,600	21,200				571,340
	2/10/2014 (3)							4,666	—	—	250,681

(1) 2014 bonus opportunity under the MIP. Estimated possible payout levels do not reflect carryover opportunities for the prior years.
(2) 2014 Performance Share Grant: Value of grant = number of target shares times the closing stock price on grant date of $53.90.
(3) 2014 Restricted Stock Grant: Granted same day as approved by the Compensation Committee of the Board of Directors. FMV at grant date = number of restricted shares times the average of the high and low stock price on February 10, 2014 of $53.725 in accordance with ASC Topic 718.
(4) Mr. Lissalde's Non- Equity Incentive Plan threshold, target and maximum payout values are converted to US Dollars using an exchange rate of 1 Euro = 1.331 USD, which is a periodic average rate for 2014.

The equity awards reflected in the Grants of Plan-Based Awards table are granted under the 2004 SIP. Further details regarding our incentive plans can be found in our Compensation Discussion and Analysis on pages 21-25.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes all equity awards to our NEOs that remain either unexercised and/or unvested as of December 31, 2014:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James R. Verrier						78,852	4,332,917
	—	—	—	—	—			41,375	2,273,556

Ronald T. Hundzinski	28,000	—	—	17.473	02/06/2017
						24,080	1,323,196
								10,975	603,076

Frederic B. Lissalde						16,898	928,545
	—	—	—	—	—			7,800	428,610

John J. Gasparovic						15,280	839,636
	—	—	—	—	—			6,650	365,418

Robin Kendrick						14,245	782,763
	—	—	—	—	—			6,300	346,185

(1) The stock options noted with an expiration date of 2017 are fully vested.
(2) The values in column (g) represent the number of restricted shares of stock and/or stock units granted in 2012, 2013, and 2014 plus reinvested dividends and/or dividend equivalents. The dollar value in column (h) is calculated using the closing stock price on December 31, 2014 of $54.95 per share. The restrictions on one-half of the shares granted lapse on the second anniversary of the grant and the restrictions on the remainder of the shares lapse on the third anniversary of the grant provided that the recipient remains an employee of the Company.
(3) The values of columns (i) and (j) are comprised of performance share grants made under the SIP, issued for the performance periods of 2013-2015 and 2014-2016. Column (i) represents the lowest potential payout of 25% of target for all outstanding unearned performance shares that would be paid out at the end of each performance period. This payout level is shown because actual performance over the most recent period was at 0% of the target level. Column (j) represents the number of performance shares in column (i) times the closing stock price of $54.95 on December 31, 2014. Actual future payouts will depend on several factors, including (i) the number of performance shares that are earned, as determined after the end of the performance period based on the level at which the applicable performance goals have been achieved, as described on pages 23-25; and (ii) the FMV of stock, as defined in the SIP.

All outstanding stock option grants to officers and employees since 2000 had exercise periods of one year in the case of involuntary separations (without cause) and death, and three years in the case of retirement and disability. In July 2009, management recommended and our Compensation Committee approved the extension of these exercise periods as a tool to encourage retirement for some individuals and to ease the transition of employees who were subject to involuntary reductions. Therefore, the exercise period for all vested and unexercised 2001 - 2007 stock options granted to directors, officers and employees who leave the Company due to involuntary termination (without cause) or death between January 1, 2009 and December 31, 2010 or due to retirement or disability on or after January 1, 2009 has been extended to three years (or the end of the ten-year term of option, whichever is shorter) for involuntary terminations (without cause) and death and the full remaining term of the option in the case of retirement and disability. The original strike price of the grants and the original term of the options (10 years) did not change. The provisions of the SIP allow our Compensation Committee the flexibility to establish the exercise period applicable to any future stock option grants.

If an option-holder incurs a termination of employment due to cause, any stock options held by the option-holder will terminate. If termination of employment is voluntary and without cause, any vested and unexercised stock options may be exercised for a period of five business days from the date of termination or until expiration of the stock option, whichever period is shorter.

In the event of a COC, during the 60-day period from and after a COC, our Compensation Committee may allow the option-holder to surrender all or part of his or her options to the Company and receive a cash payment equal to the difference between the COC price and the exercise price of the option, less appropriate tax withholdings. However, if the COC is within six months of the date of grant to an officer or director subject to Section 16(b) of the Exchange Act, then the option-holder is unable to elect to receive a cash payment until after six months from the date of grant.

Regarding adjustments to shares, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the stock or other change in corporate structure affecting the stock, our Compensation Committee or our Board of Directors shall make such substitution or adjustments in the aggregate number, kind and option price of shares or adjustments in the consideration receivable upon exercise as it may be necessary to avoid dilution.

Option Exercises and Stock Vested

The following table summarizes all option exercises and stock vestings by our NEOs during 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
(a)	(b)	(c)	(d)	(e)
James R. Verrier	—	—	8,134	454,816

Ronald T. Hundzinski	—	—	6,402	360,900

Frederic B. Lissalde (3)	—	—	24,950	1,492,967

John J. Gasparovic	—	—	6,365	343,153

Robin Kendrick	—	—	3,157	170,219

(1) Number of "shares" disclosed in column (d) represents the total number of shares of restricted stock granted in 2011 whose restrictions lapsed in 2014, and the total number of shares of restricted stock granted in 2012 whose restrictions lapsed in 2014. No performance shares were earned for the 2012-2014 performance period that would be paid in 2015.
(2) Amount in column (e) is equal to the FMV of the shares of restricted stock granted in 2011 that lapsed and were paid in 2014, and the FMV of the shares of restricted stock granted in 2012 that lapsed and were paid in 2014.
(3) The shares acquired and value realized by Mr. Lissalde include those received pursuant to a special performance share retention grant provided in April 2012 whose restrictions lapsed in 2014.

As previously stated in the Compensation Discussion and Analysis, the granting of performance shares is designed to provide competitive payouts at the end of a three-year period relative to how well the Company performs against its Peer Group Companies in TSR. At the end of the 2012 to 2014 performance period, the Company's TSR was below the 25th percentile relative to the Peer Group Companies' TSR; therefore, no performance shares were earned for this period (see page 25 for listing of Peer Group Companies).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payment During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James R. Verrier	The BorgWarner Pension Plan	6.4	200,970	—

Ronald T. Hundzinski		—	—	—

Frederic B. Lissalde		—	—	—

John J. Gasparovic		—	—	—

Robin Kendrick		—	—	—

(1) Converted from U.K. Pound to U.S. Dollar using an exchange rate of 1 Pound= 1.649 US Dollar, which is a periodic average rate of 2014.

Our U.S.-based NEOs are eligible to participate in the RSP. This plan, which is available to all U.S. salaried and hourly employees, allows our NEOs to take advantage of current tax-advantaged opportunities for accumulating future retirement income. The RSP is comprised of two primary components: a Company Retirement Account and a Savings Account with a match feature. In the Company Retirement Account, the Company makes a contribution to the employee's account each pay period based on years of service and eligible pay. For the majority of employees, including our NEOs, this ranges from 4% to 6% of compensation up to the Social Security wage base and from 8% to 11.5% of compensation above the Social Security wage base. In the Savings Account, participants may make contributions to the plan of 1% to 28% of their eligible earnings on a before-tax and/or after-tax basis (up to the statutorily prescribed annual limit on pre-tax contributions under the IRC). The Company matches 100% of the first 3% of the employee's pre-tax contributions. Participant contributions are held in trust as required by law. All employee contributions are 100% vested when contributed. The first 3% of compensation contributed to the Company Retirement Account vests immediately and any other employer contributions vest 100% after three years of service.

Mr. Verrier participated in the BorgWarner Pension Plan while working for the Company in the United Kingdom from 1989 to 1996. The plan, which was frozen to additional benefit accruals as of April 1, 2007, was a contributory defined benefit pension plan with a normal retirement age of 65. Participants earned 1/60th of the average of their highest three consecutive years of gross earnings out of their last ten years of gross earnings for each year of credited service under the plan. Deferred pensions are increased annually for inflation up to a maximum of 5% per year. A similar inflation adjustment is applied once pension payments begin.

The present value of Accumulated Pension Benefits as of December 31, 2014 for Mr. Verrier is calculated using the following assumptions:

•	Mortality: Based on UK Self Administered Pension Scheme table, with allowance for future mortality improvements

•	Discount Rate: 3.75%

•	Assumed Retirement Age: 60

•	Assumed Inflation: 3.25%

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during 2014.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
James R. Verrier
(1)	—	405,375	91,994	—	1,313,361

Ronald T. Hundzinski
(1)	—	128,287	21,265	—	450,184

Frederic B. Lissalde
(1)	—	—	—	—	—

John J. Gasparovic
(1)	—	90,887	25,400	—	739,063

Robin Kendrick
(1)	—	81,263	6,017	—	205,462

(1) Excess Plan

The Excess Plan is an unfunded, non-qualified retirement plan, which keeps certain highly compensated U.S. employees whole with regard to Company contributions that are otherwise limited under the RSP by IRC provisions. Participation is automatic once these limits are reached in a plan year. The contributions vest in the same manner as under the RSP. Distributions are made following a participant's separation from service, with distributions attributable to amounts earned or vested before January 1, 2005 distributed within 30 days of participant's separation from service and amounts earned or vested after December 31, 2004 distributed in the seventh month following the month in which the participant's separation from service occurs. No in-service withdrawals or loans are available.

Excess Plan balances are invested in the same investment choices that are selected by the participants under the RSP.  As the Excess Plan is unfunded, no money is actually invested. Rather, a notional account is maintained which mirrors the returns of these investments. The funds available and their annual rate of return for the calendar year ended December 31, 2014 as reported by the plan administrator are as follows:

BorgWarner Stock Units	(0.86)%
Buffalo Small Cap Fund	(6.55)%
Harbor International Fund	(6.81)%
Vanguard Mid Cap Index Fund, Inst	13.78%
Northern Trust S&P 500 Index Fund - Non Lending - Tier 2	13.64%
Northern Trust Focus 2010 Fund	4.88%
Northern Trust Focus 2015 Fund	4.62%
Northern Trust Focus 2020 Fund	4.37%
Northern Trust Focus 2025 Fund	4.10%
Northern Trust Focus 2030 Fund	3.83%
Northern Trust Focus 2035 Fund	3.53%
Northern Trust Focus 2040 Fund	3.28%
Northern Trust Focus 2045 Fund	3.28%
Northern Trust Focus 2050 Fund	3.28%
Northern Trust Focus 2055 Fund	3.24%
Northern Trust Focus Income Fund	5.15%
Northern Trust Collective Aggregate Bond Index Fund	6.05%
T. Rowe Price Stable Value Common Trust Fund - Schedule N	2.10%

Potential Payments Upon Termination or Change of Control

The following table shows the post-employment payments that would be paid to each of our NEOs under certain COC related events. The calculations assume each NEO's employment is terminated on December 31, 2014. For purposes of the calculations, the closing stock price on the last business day of 2014 ($54.95) was used to determine the vested market value of restricted stock.

	Payment Triggering Events in Connection with a COC
		Involuntary Termination		Voluntary Termination
Name	COC Only ($)	With Cause ($)	Without Cause (1) ($)	With Good Reason (1) ($)	Without Good Reason (2) ($)
(a)	(b)	(c)	(d)	(e)	(f)
James R. Verrier	—	—	15,500,802	15,500,802	8,985,277

Ronald T. Hundzinski	—	—	5,705,413	5,705,413	2,564,187

Frederic B. Lissalde	—	—	6,870,727	6,870,727	1,788,751

John J. Gasparovic	—	—	4,818,152	4,818,152	1,616,080

Robin Kendrick	—	—	4,414,330	4,414,330	1,508,084

(1) For all Named Executive Officers, includes cash severance payment based on three times the average of base plus bonus (two times for Mr. Gasparovic), value of unvested restricted stock, prorated 2013-2015 and 2014-2016 performance share payments, retirement benefit based on three times (two times for Mr. Gasparovic) the 2014 Company contributions to the RSP, value of welfare benefits (i.e. health care, life insurance, and disability insurance coverage) for three years (two years for Mr. Gasparovic), outplacement services and excise tax.

(2) Includes the value of unvested restricted stock, prorated 2013-2015 and 2014-2016 performance share payments.

Change of Control Employment Agreements

New COC Agreements were implemented beginning in 2009 for new and future officers of the Company. The new COC Agreements eliminate excise tax gross-up provisions, allow a portion of the benefit to be attributable to a non-compete agreement in order to reduce the potential for the excise tax, and allow executives to forego a portion of benefits if the benefit triggers the excise tax.

Below is a general description of the material terms and conditions of our existing COC Agreements for U.S.-based executives.

In the event that a NEO terminates employment for Good Reason or the Company terminates a NEO's employment with the Company without Cause within two to three years of a COC or in anticipation of a COC, the NEO is entitled to the following:

•	a lump sum cash amount equal to two to three times his or her annual base salary and average annual bonus for the most recent three years;

•	a lump sum cash amount equal to two to three times the Company's retirement contributions that would have been made on his or her behalf in the first year after termination of employment;

•
for Executives who entered into COC Agreements prior to 2009, a tax gross-up for any excise taxes imposed pursuant to IRC Section 4999 of the IRC so that the NEO will be in the same after tax position he or she would have been in had no excise tax been imposed;

•
Executives who entered into COC Agreements in or after 2009 may elect to forego a portion of COC payments which could otherwise trigger IRC Section 4999 excise taxes as the tax will not be “grossed-up” under the COC Agreement;

•	continuation of medical, dental and life insurance benefits for two to three years; and

•	outplacement services at a cost not to exceed $40,000.

“Change of Control” generally means (a) the acquisition by any party of beneficial ownership of 20% or more of either (i) the then outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of our directors, (b) a change in the majority of our Board of Directors, (c) a major corporate transaction, such as a merger or sale of substantially all of our assets, which results in a change in the majority of our Board of Directors or a majority of stockholders or (d) a complete liquidation or dissolution of the Company.

“Cause” generally means the willful and continued failure of the executive to perform substantially the executive's duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to us.

“Good Reason” generally means the diminution of responsibilities, authority or duties, our failure to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive's previous work location, a purported termination of the COC Agreement by us other than in accordance with the COC Agreement, or our failure to require any successor to us to comply with the COC Agreement.

Terminations Not Related to a COC

In the event of an involuntary or voluntary termination with or without cause not in connection with a COC, no additional payments are made to NEOs.

In the event of termination of employment by retirement not in connection with a COC, no additional payments are made to NEOs.

The stated amounts do not include life or disability insurance benefits or vested benefits under the qualified RSP or under the TIP, as these benefit plans are available to all U.S.-based salaried employees. The provisions of each plan would determine the timing and method of payments made under the above scenarios.

Director Compensation

The following table details the compensation earned by each non-employee director who served on the Board of Directors in 2014. Directors who are employees of BorgWarner are not compensated for their service on the board:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total	Aggregate Number of Outstanding Stock and Option Awards (2) (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Phyllis O. Bonanno	95,000	114,993	—	—	—	—	209,993	1,886

David T. Brown (3)	32,667	—	—	—	—	—	32,667	—

Jan Carlson	101,000	114,993	—	—	—	—	215,993	1,886

Dennis C. Cuneo	100,500	114,993	—	—	—	—	215,493	1,886

Jere A. Drummond	110,000	114,993	—	—	—	—	224,993	1,886

John R. McKernan, Jr.	93,500	114,993	—	—	—	—	208,493	1,886

Alexis P. Michas	245,000	114,993	—	—	—	—	359,993	1,886

Ernest J. Novak, Jr.	115,000	114,993	—	—	—	—	229,993	1,886

Vicki L. Sato (4)	82,000	114,993	—	—	—	—	196,993	1,886

Richard O. Schaum	101,500	114,993	—	—	—	—	216,493	1,886

Thomas T. Stallkamp	93,500	114,993	—	—	—	—	208,493	1,886

(1) The values in column (c) reported for 2014 represent the grant date fair market value of the restricted stock award granted on April 30, 2014. (FMV at grant date = number of restricted shares times the average of the high and low stock price on April 30, 2014 of $61.395)
(2) Aggregate number of outstanding shares of restricted stock at December 31, 2014.
(3) David T. Brown completed his service on the Board of Directors at the April 30, 2014 Annual Meeting of Stockholders.
(4) Vicki L. Sato was named to the Board of Directors on February 12, 2014.

Annual compensation for our non-employee directors for 2014 was comprised of the following components: annual retainer, board meeting fees, committee meeting fees, and equity compensation consisting of restricted stock. Our non-employee directors were not granted any Stock Option Awards and did not receive any Non-Equity Incentive Plan Compensation for 2014.

The annual retainer for non-employee directors in 2014 was $80,000 for service on the Board of Directors. The annual retainer is prorated when a new member joins or a current member leaves our board. As allowed under the SIP, each non-employee director also received restricted stock of the Company as annual equity compensation. Directors received stock grants worth approximately $115,000 of restricted stock in 2014 as equity compensation.

Restrictions on the shares will expire on the first anniversary of the date of grant. The Compensation Committee has authority to accelerate vesting in the event of retirement.

Each non-employee director received $1,500 for each board meeting attended. Each committee member also received $1,500 ($3,000 if he or she was the Chairman of the committee) for each committee meeting attended. In recognition of greater time commitments, the Chairman of the Audit Committee received $5,000 for each committee meeting attended. The Company pays for expenses associated with attendance at board and committee meetings and other functions attended at the request of the Company. The Company maintains a directors' deferred compensation plan under which directors may defer receipt of retainer fees only. Three directors deferred fees under the plan in 2014.

As Non-Executive Chairman of the Board, Mr. Michas received an annual cash retainer of $245,000 and an equity retainer of $115,000 to be granted in restricted stock, without board and committee attendance fees.

Our non-employee directors are expected to own Company stock in an amount equivalent to three times the amount of the annual retainer within five years of joining the Board of Directors. All of our directors met the expected stock ownership guidelines in 2014.

PROPOSAL 2 - APPROVAL OF THE AMENDED, RESTATED AND RENAMED BORGWARNER INC. EXECUTIVE INCENTIVE PLAN

The board recommends that stockholders approve the amended, restated, and renamed BorgWarner Inc. Executive Incentive Plan (the “Plan”), which was adopted by the Compensation Committee of the Board of Directors (“Committee”) at its February 11, 2015 meeting, subject to stockholder approval. The Plan was originally approved by the stockholders on April 27, 2005 as the “BorgWarner Inc. 2005 Executive Incentive Plan.” The principal amendment being made to the Plan is to extend its duration. The BorgWarner Inc. 2005 Executive Incentive Plan expires on April 27, 2015 under its original terms. The amended Plan does not have an expiration date and will remain in effect until terminated by the Committee.

The awards made by the Committee in February 2015 were made under the 2005 Executive Incentive Plan before its pre-amendment expiration date; those awards will not be affected if the stockholders do not approve the amended Plan. If the stockholders do not approve the amended Plan, the amended Plan will not become effective and the Committee will be unable to make future awards under the Plan.

The primary reason for seeking stockholder approval of the amended Plan is to satisfy the performance-based compensation exception from the tax deduction limit imposed by Section 162(m) of the Internal Revenue Code (the “Code”) for compensation paid by the Company to certain employees. This Code provision limits the Company’s annual deduction for compensation that does not qualify for the performance-based compensation exception to $1,000,000 for each such employee. The Plan, both as previously approved by the stockholders and as amended and restated, is intended to comply with the requirements of Section 162(m) of the Code, including the requirement to obtain stockholder approval, to enable the Company to take the maximum permissible tax deduction for awards paid under the Plan.

The key features of the Plan are summarized below, with the full text of the Plan included in Appendix A to this Proxy Statement. Capitalized terms used and not defined in this Proposal 2 have the meanings given to them in the Plan.

Each of the executive officers of the Company listed on page XX of this proxy will be eligible for awards under the Plan, and accordingly, has a substantial interest in the amended Plan being approved by the stockholders.

Objectives of the Plan

The primary objectives of the Plan are: (i) to attract, motivate, and retain high-caliber individuals by providing competitive annual incentive opportunities, (ii) to provide an incentive to key employees of the Company who have significant responsibility for the success and growth of the Company; and (iii) to satisfy the requirements of Section 162(m) of the Code.

Administration of the Plan

The Plan shall be administered by the Committee, which consists exclusively of two (2) or more nonemployee directors. The Committee shall have full power in its discretion to, among other things: (i) select key employees who shall participate in the Plan; (ii) determine the sizes and types of awards (“Awards”); (iii) determine the terms and conditions of Awards; (iv) construe and interpret the Plan; and (v) amend or terminate the Plan in whole or in part.

Eligible Employees

All employees of the Company and its subsidiaries who are determined by the Committee to be key employees are eligible to participate in the Plan. The Committee may select from all eligible key employees those to whom Awards shall be granted in any given Plan Year and shall determine the amount of each Award. As of February 10, 2015, approximately eight key employees were eligible to receive awards under the Plan.

Awards

The Compensation Committee shall (1) establish an Award Pool equal to 2¼% of the Company’s operating income, as disclosed in the Company’s Consolidated Statements of Operations, and (2) award key employees selected for participation a percentage of the Award Pool. The Compensation Committee may, in its discretion, decrease (but not increase) the size of the Award Pool or the Award for any Participant. The total amount of all Awards under the Plan for any Plan Year may not exceed 100% of the amount in the Award Pool for that Plan Year. The maximum Award for any Participant in a given Plan Year may not exceed 50% of the applicable Award Pool. If an employee selected for participation forfeits his or her Award for that year, the Awards for the other Participants for that year cannot be increased.

Payment of Awards

Payment of all Awards under the Plan shall be made wholly in cash. The Committee may, in its discretion, authorize payment to a Participant of less than (but not more than) the Participant’s maximum Award or may provide that a Participant may receive no Award at all. In exercising its downward discretion, the Compensation Committee shall consider such factors as it deems appropriate. If the Committee authorizes payment of less than a Participant’s maximum Award, or provides that a Participant will receive no Award at all, the Awards for other Participants cannot be increased.

Amendment, Modification, and Termination

The Plan will remain in effect until terminated by the Committee. Upon termination of the Plan, the right to grant Awards under the Plan will terminate. Prior to that date, the Committee may amend or modify the Plan, in whole or in part, subject to the terms of the Plan. Any amendment or revision that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if it were not approved by stockholders will not be effective unless the stockholders of the Company approve the amendment or revision.

Future Benefits

It is not possible to determine the actual amount of compensation that will be earned or paid under the Plan in years after 2015 because the compensation earned will depend on the Company’s future performance, the Committee’s selection of eligible employees for participation, and the percentage of the Award Pool awarded to each Participant by the Committee.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Your Board of Directors proposes that the stockholders ratify the selection of PricewaterhouseCoopers LLP, its member firms, and their respective affiliates (collectively, “PwC”) as the Company's independent registered public accounting firm for the 2015 fiscal year.

If the selection of PwC as auditors for 2015 is not ratified by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the selection for 2015 will stand unless the Audit Committee finds other good reason for making a change.

The Board of Directors anticipates that representatives of PwC will be present at the meeting to respond to appropriate questions, and will have an opportunity, if they desire, to make a statement.

Recommendation

YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTEREST OF BORGWARNER AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The aggregate fees billed to us for the years ended December 31, 2014 and 2013 by PwC for professional services were as follows:

	2014	2013
Audit Fees	$6,766,100	$5,378,538
Audit-Related Fees (1)	122,000	166,270
Tax Fees (2)	1,723,426	1,495,943
All Other Fees Totals	___	___
	$8,611,526	$7,040,751

(1) Includes audits of financial statements of employee benefit plans.
(2) Includes fees connected with tax compliance, tax planning and expatriate services.  The expatriate services were $364,455 in 2014.

Your Audit Committee has adopted procedures for pre-approving all audit and audit-related services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted audit-related services. The documentation includes a description of, and a budgeted amount for, particular categories of audit-related and tax services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of audit services, audit-related services or tax-services, and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For these types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor's familiarity with the Company's business, people, culture, accounting systems, risk profile, and whether the services enhance the Company's ability to manage or control risks and improve audit quality. The Audit Committee may form, and delegate pre-approval authority to, subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by your Audit Committee.

PROPOSAL 4 - ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

Our executive team delivered another year of record performance in 2014, increasing our Company's net sales, operating income and net earnings on a comparable basis. Details of our 2014 financial performance were explained in our Annual Report on Form 10-K filed February 12, 2015. Our Company continued its long-standing tradition of excellence and delivery of performance for our stockholders, customers, and the communities in which we operate.

Our compensation programs are substantially tied to our key business objectives and creation of economic value. If the value we deliver to our stockholders declines, so does the compensation we deliver to our executives. In fact, compensation can even decline when our stock performance is below that of our peers. Despite matching the 75% three-year return of the S&P 500 our executives did not receive a payout of performance shares under our long term incentive program for 2014 because that return was below 25th percentile performance when compared to the three-year weighted average return of the Peer Group Companies.

In order to maintain this link of pay to performance and better assure our ability to attract and retain talent:

•	We maintain the highest level of corporate governance over our executive pay programs

•
We closely monitor the compensation programs and pay levels of executives from companies in related industries of similar size and complexity, as well as trends in executive compensation, so that we may ensure that our compensation programs are within the norm of a range of market practices

•
Our Board of Directors, our Chairman, CEO, and our head of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives.

Our Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team with appropriate incentives to build long-term value for our stockholders. The Company's compensation package uses a mixture of cash and equity awards to align executive compensation with our annual and long-term performance. These programs reflect the Committee's philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the board requests our stockholders approve the compensation of the Company's Named Executive Officers as described in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative which accompany the tables.

Our Company has had a long-standing tradition of delivering performance for our stockholders, customers, and our communities. The executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company worldwide. Our executive compensation programs also support our vision, values and the BorgWarner Beliefs.

The Company has in the past sought approval from stockholders regarding incentive plans that we use to motivate, retain and reward our executives. Those incentive plans, including the BorgWarner Inc. 2014 Stock Incentive Plan and the BorgWarner Inc. 2005 Executive Incentive Plan, govern most of the compensation that the Company provides to our executives. The Company is seeking stockholder approval of the amended, restated and renamed BorgWarner Inc. Executive Incentive Plan at its 2015 Annual Meeting of Stockholders. Over the years, the Company has made a number of changes to its disclosures concerning executive compensation to improve transparency for stockholders.

As required pursuant to Section 14A of the Securities Exchange Act, and in alignment with the 2011 stockholder vote in favor of annual advisory votes on executive compensation, the Company seeks your advisory approval of our executive compensation programs. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the board or the Company. The board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPANY'S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 5 - AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO REPLACE SUPERMAJORITY VOTING REQUIREMENTS WITH SIMPLE MAJORITY REQUIREMENTS

The Board of Directors proposes that stockholders authorize the amendments of the Company's Restated Certificate of Incorporation ("Certificate") to replace supermajority voting requirements with simple majority voting requirements.

•	Approval of this Proposal 5 will result in the following changes to our Certificate:

•
The supermajority voting provisions in Article V, Section 4 of our Certificate will be amended to reduce the required vote for the removal of directors by stockholders to a majority of the shares of capital stock of the Company issued and outstanding and entitled to vote.

•
The supermajority voting provision in Article V, Section 6 and Article VII, Section 3 of our Certificate will be amended, to reduce the required vote for amendment, alteration, change or repeal of all provisions of our Certificate to an affirmative vote of a majority of the Company’s issued and outstanding shares of capital stock entitled to vote.

•
The supermajority voting provisions in Article VI, Section 2 of our Certificate will be amended to reduce the required vote for amendment, alteration, change or repeal of all provisions of our By-laws to an affirmative vote of a majority of the Company’s issued and outstanding shares of capital stock entitled to vote on such amendment, alteration, change or repeal.

The board continues to believe that fundamental changes to corporate governance should have the support of a broad consensus of the Company's stockholders rather than just a simple majority. The board believes BorgWarner's supermajority voting requirements provide protection to all stockholders and protect all stockholders against self-interested actions of a few large stockholders. The board recognizes, however, that many stockholders have a different view. Accordingly, after careful consideration of the issue and in recognition of stockholder support for last year's non-binding stockholder proposal to eliminate the supermajority voting provisions, and based on the recommendation of the Corporate Governance Committee, the board has declared the advisability of Proposal 5 and recommends a vote for the approval of Proposal 5.

Approval of the amendment of the Certificate will require the affirmative vote of 80% of the shares of common stock outstanding and entitled to vote at the Annual Meeting. If such approval is obtained, the Board of Directors will amend Article VII of our By-Laws to reduce the required vote for altering, amending, or repealing our By-Laws to a simple majority.

The summary of the proposed amendments to our Certificate and By-Laws set forth above is qualified in its entirety by the text of the proposed amendments, which are attached as Appendix B and Appendix C, respectively, to this Proxy Statement. Additions of text are indicated by underlining and text that will be deleted is stricken through.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 6 - AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW CERTAIN STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS

The Board of Directors is submitting for stockholder approval a proposal to amend our Certificate to allow stockholders holding 25% of the total voting power of the outstanding shares of our common stock to call a special meeting of stockholders. We refer to this proposal as Proposal 6. Our board has unanimously recommended that stockholders vote in favor of Proposal 6.

Our Certificate and By-laws currently provide that a special meeting of stockholders may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. The Board of Directors has determined that extending the right to call a special meeting to stockholders having a significant economic interest in the Company is in the best interest of the stockholders of the Company. Organizing and preparing for a special meeting does, however, involve a significant commitment of management time and attention that may disrupt focus on other corporate priorities, and imposes substantial legal, administrative and distribution costs. The Board of Directors believes that a special meeting of stockholders should only be held in special or extraordinary circumstances, dictated by fiduciary, strategic, significant transactional or similar considerations that should be addressed immediately and not delayed until the next annual meeting. Accordingly, the Board of Directors has reviewed a number of factors and concluded that establishing an ownership threshold of, and economic interest in, at least 25% of the total voting power of the outstanding shares of our common stock for stockholders to request a special meeting, together with certain procedural requirements as described further below, strikes an appropriate balance between enhancing the rights of stockholders and protecting against the risk that a small minority of stockholders will pursue special interests that are not in the best interests of our stockholders as a whole

Subject to stockholder approval of Proposal 6, the Board of Directors will approve corresponding amendments to Article II, Section 3 of our By-laws setting forth procedural requirements with which stockholders must comply in order for our corporate secretary to call a special meeting at their request. The amendments to our By-Laws do not require any stockholder action (other than approval of Proposal 6). The text of amended Section 3 contains details of the percentage of voting power calculation and various informational requirements, timing and other mechanisms that are intended to minimize the risk of potential abuse, cost and distraction that would result from multiple stockholder meetings being held in a short time period, or from multiple meetings being held to consider matters that have been substantially addressed in the recent past, that are slated to be substantially addressed in the near future or that are not properly within the scope of matters that may be acted on by stockholders. Among other procedural requirements, the amendments to our By-Laws measure share ownership on a “net long” basis and require that stockholders have held the “net long” shares constituting at least 25% of the total voting power of our outstanding common stock for at least one (1) year prior to the date of the special meeting request. Generally, a stockholder’s “net long” shares are defined to exclude shares as to which the stockholder does not have the right to vote or direct the vote or as to which the stockholder has entered into any derivative or similar arrangement that hedges or transfers the economic consequences of ownership of such shares. A stockholder’s “net long” shares will be determined in good faith by the Board of Directors. The By-laws will require that each stockholder participating in a request for a special meeting of stockholders will be required to sign the request and provide us with detailed information about, among other things, the stockholder’s “net long” position in our common stock.
The Company has been notified that a stockholder proponent intends to present an advisory and non-binding proposal at the annual meeting. Proposal 7 is an advisory and non-binding stockholder proposal that relates to special meetings of stockholders. Although Proposal 7 relates to the same subject matter as Proposal 6, the terms and effects of the proposals differ. Accordingly, you should carefully read the description of each proposal, and our statement in opposition to Proposal 7 in order to understand these differences. If the Company’s Proposal 6 is approved and Proposal 7 is also approved, then stockholders will have approved two different and conflicting thresholds of shares outstanding needed to call a special meeting of stockholders. If both Proposal 6 and Proposal 7 are approved, the Company will implement Proposal 6 and not act on Proposal 7. The Company will consider affirmative votes for Proposal 6 as also supporting implementation of Proposal 6 even if Proposal 7 is approved.

Approval of the amendment of the Certificate will require the affirmative vote of 80% of the shares of common stock outstanding and entitled to vote at the Annual Meeting. If such approval is obtained, the Board of Directors will adopt amendments Article II, Section 3 to the Company’s By-Laws.

Approval of Proposal 6 will result in the amendment of Article VII, Section 2 of our Certificate as set forth in Appendix B, and the Board of Directors’ amendment of Article II, Section 3 of our By-laws as set forth in Appendix C, each of which is incorporated by reference in this proxy statement. While you are not being asked to vote on the amendments to Article II, Section 3 of our By-laws, they are included for your reference because they set forth important procedural requirements relating to the ability of stockholders to request a special meeting of stockholders. Additions of text are indicated by underlining and text that will be deleted is stricken through.

Recommendation

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 7 - VOTE ON A STOCKHOLDER PROPOSAL TO ALLOW CERTAIN STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS

We have been advised that a stockholder, John Chevedden, intends to present the following stockholder proposal at our Annual Meeting. We will furnish the address and share ownership of the proponent promptly upon written or oral request. The proposal will be voted on at the Annual Meeting if the proponent or a qualified representative is present at the meeting and submits the proposal for a vote. The text of the proposal and the supporting statement appear below exactly as received by us. The proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. The Company disclaims responsibility for the accuracy and content of the proposal and supporting statement. Following the stockholder proposal are the Company’s reasons for opposing the proposal.

PROPOSAL 7 - SPECIAL SHAREOWNER MEETINGS

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 20% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting.

Delaware law allows 10% of shareholders to call a special meeting and dozens of companies have adopted the 10% provision. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013. Vanguard sent letters to 350 of its portfolio companies asking them to consider providing the right for shareholders to call a special meeting.

This proposal will improve the governance at our company. BorgWarner shareholders showed their interest in improving our corporate governance by voting 79% in favor of a simple majority vote shareholder proposal at our 2014 annual meeting.

An added incentive to vote for this proposal is our clearly improvable corporate governance as summarized in 2014:

GMI Ratings, an independent investment research firm, said our board had not established a formal clawback policy regarding its executive incentive pay. Such policies allow boards to recoup incentive payouts that may have been the undeserved result of fraudulent financial reporting. Additionally unvested equity pay would not lapse upon CEO termination. There was excess golden parachute potential and excessive CEO perks. Our company did not link environmental or social performance in its incentive pay policies. There were also excess CEO perks. Our board did not have formal responsibility for strategic oversight of our company's environmental practices.
Alexis Michas, our Chairman, had 21-years long tenure - a negative for director independence, and received our 2nd highest negative votes. Jere Drummond (age 74) had 18-years long tenure and yet chaired our executive pay committee. Ernest Novak, Phyllis Bonanno, Jere Drummond and Alexis Michas each had 11 to 21-years long tenure which can result in a low level of director independence. And these directors controlled 50% of the votes on our board committees - further extending their influence. Thomas Stallkamp, on our audit committee, was negatively flagged by GMI for his involvement with the Kmart bankruptcy.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Recommendation

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECEOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL

The Board has carefully considered this proposal and believes that it is not in the best interest of BorgWarner or its stockholders.

The Stockholder Proposal is in direct conflict with the Company’s Proposal 6 to allow certain stockholders the right to request the calling of special meetings of stockholders. As noted on page [48], organizing and preparing for a special meeting involves a significant commitment of management time and attention that may disrupt focus on other corporate priorities, and imposes substantial legal, administrative and distribution costs. The Board of Directors believes that a special meeting of stockholders should only be held in special or extraordinary circumstances dictated by fiduciary, strategic, significant transactional or similar considerations that should be addressed immediately and not delayed until the next annual meeting. The Board of Directors reviewed a number of factors and concluded that establishing an ownership threshold of, and economic interest in, at least 25%, as opposed to 20% of the total voting power of the outstanding shares of our common stock for stockholders to request a special meeting, together with certain procedural requirements, strikes an appropriate balance between enhancing the rights of stockholders while protecting against the risk that a small minority of stockholders will pursue special interests that are not in the best interests of our stockholders as a whole.

Stockholder rights to call a special meeting are limited or do not exist in most significant U.S. public companies. Based on published sources, nearly half of the Standard & Poor’s 500 companies do not permit stockholders to call special meetings and approximately 70% of the companies that give stockholders that right have prescribed minimum ownership thresholds of 25% or more. The power to call a special meeting has historically been used as a tool by acquirers in hostile merger and acquisition contexts. Potential acquirers seeking to take over the Company for an inadequate price could use special meetings to increase their negotiating leverage or to avoid negotiation with the Board of Directors, despite the Board’s legal duty to protect the interests of all stockholders.

Ample avenues of communication are available to stockholders to express their interests or concerns. Unless unusual circumstances exist, both the Company and stockholders can adequately and timely communicate their proposals for stockholder votes on an annual basis, at the annual meeting of stockholders. The Board has established procedures by which stockholders and other interested parties may communicate with the Board. Management regularly engages in stockholder outreach to solicit input from stockholders. The Company is committed to good governance practices and has demonstrated accountability and responsiveness to the views and concerns of stockholders by adopting a majority voting policy in connection with uncontested elections of directors, eliminating the classified board, adopting a claw back policy (described on page [19]) and asking stockholders to approve the changes described in Proposals 5 and 6 to replace supermajority voting with simple majority voting and allow certain stockholders to request special meetings of stockholders.

The Company will implement Proposal 6 if approved. Proposal 6 and Proposal 7 directly conflict, and in the absence of the availability of the long-standing SEC no-action letter process to resolve voting on conflicting company and stockholder proposals in 2015, the Company believes it is appropriate for the Company to indicate how it intends to respond if the conflicting proposals are approved. For the reasons set forth above and in Proposal 6, the Company intends to implement Proposal 6 if Proposal 6 is approved even if Proposal 7 is properly presented at the stockholders meeting and approved.

OTHER INFORMATION

The Company is not aware of any business to come before this annual meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies through the internet and by use of the mails, proxies may be solicited by directors, officers and regularly engaged employees of the Company. None of these directors, officers or employees will receive any extra compensation for doing this. We have also retained Alliance Advisors L.L.C. to assist us in soliciting proxies for a fee of $8,500 plus reasonable out-of-pocket expenses. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals that are intended to be presented at the 2016 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company on or before November 20, 2015, for inclusion in the proxy statement relating to that meeting.

A stockholder who intends to present business, including the election of a director, at the 2016 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, must comply with the requirements set forth in the Company's By-laws. Among other things, under the Company's By-laws to bring business before an annual meeting a stockholder must give written notice to the Secretary of the Company not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year's annual meeting. Therefore, for stockholder proposals to be presented other than pursuant to Rule 14a-8, the Company must receive notice no sooner than December 31, 2015, and no later than January 30, 2016. The notice should contain (a) as to each person whom the stockholder proposes to nominate for election as director, all information that is required to be disclosed in solicitations of proxies for election of directors under the securities laws, including the person's written consent to serve as a director if elected, and (b) as to any other business: the reason for conducting such business; any material interest in such business the stockholder has; the name and address of the stockholder proposing such business as it appears in the Company's books; and the number of shares of the Company that are beneficially owned by the stockholder. Stockholders should consult the Company's Amended and Restated By-laws to ensure that all of the specific requirements of such notice are met.

Available Information on Corporate Governance and SEC Filings

Through its website (www.borgwarner.com), the Company makes available, free of charge, the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the Securities and Exchange Commission, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The Company also makes the following documents available on its website: the Audit Committee Charter; the Compensation Committee Charter; the Corporate Governance Committee Charter; the Company's Corporate Governance Guidelines; the Company's Code of Ethical Conduct; and the Company's Code of Ethics for CEO and Senior Financial Officers. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to Investor Relations, 3850 Hamlin Road, Auburn Hills, Michigan 48326.

No person is authorized to give any information, or make any representation, other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

APPENDIX A

BORGWARNER INC.
EXECUTIVE INCENTIVE PLAN
(as amended, restated, and renamed effective April 26, 2015)
BORGWARNER INC.
EXECUTIVE INCENTIVE PLAN
(as amended, restated, and renamed effective April 26, 2015)
ARTICLE 1.     Establishment, Objectives, and Duration
      1.1 Establishment of the Plan; Amendment, Restatement, Renaming of the Plan. BorgWarner Inc., a Delaware corporation (the “Company”), established this incentive compensation plan, originally known as the “BorgWarner Inc. 2005 Executive Incentive Plan” (the “2005 Plan”), which first became effective on April 27, 2005 when the stockholders approved the 2005 Plan (the “Effective Date”).
As permitted by Article 9 hereof, the Committee amended and restated the 2005 Plan and renamed the 2005 Plan as the “BorgWarner Inc. Executive Incentive Plan” (the “Plan”) effective as of April 26, 2015, subject to the approval of the stockholders of the Company on April 29, 2015.
      1.2 Objectives of the Plan. The primary objectives of the Plan are:

(a) to attract, motivate, and retain high-caliber individuals by providing competitive annual incentive opportunities;

(b) to provide an incentive to key Employees of the Company who have significant responsibility for the success and growth of the Company, and

(c) to satisfy the requirements of Section 162(m) of the Internal Revenue Code.
      1.3 Duration of the Plan. The Plan commenced on the Effective Date and shall remain in effect, subject to the right of the Committee to amend the Plan at any time pursuant to Article 9 hereof, until terminated by the Committee.
ARTICLE 2.     Definitions
Whenever the following terms are used in the Plan, with their initial letter(s) capitalized, they shall have the meanings set forth below:

(a) “Award” means an award described in Article 5 hereof.

(b) “Award Pool” means, with respect to a Plan Year, 2.25% of Operating Income for the Plan Year.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986 as amended from time to time.

      (e) “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants hereunder, as specified in Article 3 hereof.

(f) “Company” means BorgWarner Inc., a Delaware corporation, and any successor thereto as provided in Article 11 hereof.

(g) “Director” means any individual who is a member of the Board.

(h) “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

      (i) “Employee” means any person who is expressly designated an employee by the Company or Subsidiary by whom he or she is employed. A person who is not expressly designated an employee shall not be an employee for purposes of this definition and the Plan, regardless of whether the Internal Revenue Service or a court has or would designate such a person as an employee of the Company or of a Subsidiary under common law or statutory principles. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under the Plan.

(j) “Operating Income” means the amount reported on the Company’s Consolidated Statements of Operations for the Plan Year.

(k) “Participant” means a key Employee who has been selected to receive an Award or who holds an outstanding Award.
(l) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(m) “Plan” means the BorgWarner Inc. Executive Incentive Plan, as set forth herein and as it may be amended from time to time.

(n) “Plan Year” means the Company’s fiscal year, which is the calendar year.

      (o) “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company, another entity qualifying as a Subsidiary within this definition, or a combination of any of them has an ownership or other proprietary interest of more than fitly percent (50%).

ARTICLE 3.      Administration
      3.1 General. The Plan shall be administered by the Committee, which shall consist exclusively of two (2) or more nonemployee directors who qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company; provided that the Committee may not delegate its authority with respect to: (a) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (b) certifying that any performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception have been satisfied.
      3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have the power in its discretion to select key Employees who shall participate in the Plan; determine the sizes and types of Awards and the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award, document, or instrument issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 9 hereof) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.
      3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.
      3.4 Performance-Based Awards. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.
ARTICLE 4.     Eligibility and Participation
      4.1 Eligibility. All Employees who are determined by the Committee to be key employees are eligible to participate in the Plan.
      4.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible key Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.
ARTICLE 5.     Covered Employee Annual Incentive Award
      5.1 Grant of Awards. All Awards under the Plan shall be granted upon terms approved by the Committee. However, no Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law. Each Award shall relate to a designated Plan Year.
      5.2 Award Pool Limitation. The sum of the Awards for a single Plan Year shall not exceed one hundred percent (100%) of the amount in the Award Pool for that Plan Year.
      5.3 Individual Maximum Awards. For any given Plan Year, no one Participant shall receive an Award which is in excess of fifty percent (50%) of the Award Pool.
      5.4 Limitations on Committee Discretion. The Committee may reduce, but may not increase, any of the following:

(a) The maximum Award for any Participant; and

(b) The size of the Award Pool.
      5.5 Payment. Payment of Awards shall be subject to the following:

      (a) Unless otherwise determined by the Committee in its sole discretion, a Participant shall have no right to receive a payment under an Award for a Plan Year unless the Participant is employed by the Company or a Subsidiary at all times during the Plan Year.

      (b) As soon as possible after the determination of the Award Pool for a Plan Year, the Committee shall calculate each Participant’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Participant’s incentive award then shall be determined by the Committee based on the Participant’s allocated portion of the incentive pool subject to Section 5.3 and any downward adjustment, such downward adjustment to be in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

  In the Committee’s discretion, the Committee may determine and certify the Award Pool based on Operating Income calculated as if any date in the six months before the end of the Plan Year was the last day of the Plan Year. Based on this interim determination and certification of the Award Pool, the Committee shall calculate a Participant’s allocated portion of the interim incentive pool based upon the percentage established at the beginning of the Plan Year. The Participant’s interim incentive award then shall be determined by the Committee based on the Participant’s allocated portion of the incentive pool subject to Section 5.3, pro-rated for the portion of the Plan Year completed as of the interim determination date and further reduced to reasonably reflect the time value of money as required by Code Section 162(m) and any downward adjustment, with the downward adjustment to be in the sole discretion of the Committee. In no event may the portion of the interim incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant’s allocated portion. The Committee shall then cause to be paid to the Participant in cash the Participant’s interim incentive award as determined under this second paragraph of Section 5.5(b) as soon as administratively practicable after the Committee’s determination, but in no event later than March 15 of the year following the year in which the Committee determines the interim Award Pool. Payment of an interim Award is conditioned on the Participant’s repayment to the Company of any amount by which the Participant’s interim Award (after pro-ration and discretionary downward adjustment but before reduction to reflect the time value of money) exceeds the Participant’s Award determined to have been earned as of the end of the Plan Year.

       At the end of the Plan Year, the Committee shall determine the Participant’s Award as provided under the first paragraph of this Section 5.5(b). The Participant’s interim Award paid as of the interim determination, after pro-ration and discretionary downward adjustment but before reduction to reflect the time value of money, will be deducted from the Participant’s Award determined for the entire Plan Year. If the Participant’s Award for the entire Plan Year exceeds the Participant’s interim Award, the excess will be paid as provided in Section 5.5(c). If the Participant’s Award for the entire Plan Year is less than the Participant’s interim Award, the Participant is required to repay the excess to the Company.

(c) Payments of Awards shall be wholly in cash no later than March 15 of the calendar year following the calendar year for which the Award is made.

(d) Each Award shall be paid on a date prescribed by the Committee, unless the Participant has elected to defer payment in accordance with the rules and regulations established by the Committee.
ARTICLE 6.     Beneficiary Designation
      Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE 7.     Deferrals
      The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash that would otherwise be due to such Participant in connection with any Awards. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals, which rules and procedures shall satisfy the requirements of Code section 409A.
ARTICLE 8.     No Right to Employment or Participation
      8.1 Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Participant’s employment at any time, and the Plan shall not confer upon any Participant the right to continue in the employ of the Company or of any Subsidiary.

      8.2 Participation. No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.
ARTICLE 9.     Amendment, Modification, and Termination
      9.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until stockholder approval is obtained.
      9.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that the Committee shall not be authorized to adjust an Award that the Committee intends to qualify for the Performance-Based Exception if such adjustment (or the authority to make such adjustment) would prevent the Award from qualifying for the Performance-Based Exception.
      9.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause any previously granted Awards to be forfeited. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan and the Award.
ARTICLE 10.     Withholding
      The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.
ARTICLE 11.     Successors
      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and assets of the Company.
ARTICLE 12.     Legal Construction
      12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein also shall include the masculine, and the plural shall include the singular and the singular shall include the plural.
      12.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      12.3 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.
      12.4 Governing Law. The Plan and all Awards shall be construed in accordance with and governed by the laws of the state of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.
12.5 Code Section 409A. Although the Company does not guarantee to the Participants any particular tax treatment relating to Awards under the Plan, it is intended that the Awards be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), and the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

APPENDIX B

AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

Article V, Section 4

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Restated Certificate of Incorporation to elect directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of ~~at least 80 percent~~ a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For the purpose of this Restated Certificate of Incorporation, "Voting Stock" shall mean the shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Article V, Section 6

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of ~~at least 80 percent~~ of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article V.
Article VI, Section 2
~~SECTION 2. Stockholder Action.~~ By-Laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.
Article VII, Section 3
~~SECTION 3.~~ Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of ~~at least 80 percent~~ a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

********
Article VII, Section 2
SECTION 2. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Restated Certificate of Incorporation to elect directors under specified circumstances, special meetings of the stockholders of the Corporation may be called ~~only~~ by (i) the Board of Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors ~~Except as provided herein, no person shall have authority~~ and, (ii) subject to ~~call~~ the provisions of the Corporation's By-Laws, a special meeting of the ~~stockholders.~~ stockholders shall be called by the Board of Directors upon written request, of the holders of record of at least twenty-five percent (25%) of the voting power of all outstanding shares of Common Stock entitled to vote at such meeting, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in the Corporation's By-Laws.

APPENDIX C
AMENDMENT OF THE COMPANY'S BY-LAWS TO ELIMINATE SUPERMAJORITY VOTING AND TO ALLOW STOCKHOLDERS TO REQUEST A SPECIAL MEETING OF STOCKHOLDERS

These By-Laws may be altered, amended or repealed, and any By-Laws may be made, at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of the By-Laws, or of the By-Laws to be made, is contained in the notice of such meeting, by the affirmative vote of the holders of ~~at least 80 percent~~ a majority of the voting power of the then outstanding Voting Stock, or by the affirmative vote of a majority of the total number of directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or of the By-Laws to be made, is contained in the notice of such special meeting.

*******

~~Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors.~~

(A) Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called by ~~by the Chairman of the Board of Directors or~~ the Board of Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors.

(B) (1) This Section 3(B) is the exclusive means by which one or more stockholders of the Corporation may request the calling of a special meeting of the stockholders of the Corporation (a “Stockholder Requested Special Meeting”). A Stockholder Requested Special Meeting shall be called by the Secretary of the Corporation upon written request, in proper form (each such request, a “Special Meeting Request”), by one or more stockholders of record, in the aggregate, of at least 25% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”)which shares are determined to be “Net Long Shares” in accordance with this Section 3(B), such stockholder(s) having held such Net Long Shares continuously for at least one year prior to the date on which such Special Meeting Request is delivered to the Corporation and having complied in full with the requirements set forth in this Section 3(B) and all other applicable sections of these By-laws. Any Stockholder Requested Special Meeting may be held at such date, time and place, if any, within or outside the State of Delaware as may be designated by the Board of Directors; provided, however, that the meeting shall be not more than 90 days after a Special Meeting Request satisfying the requirements set forth in these By-laws and representing the Requisite Percentage is received by the Secretary of the Corporation. In fixing a date, time and place, if any, for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board of Directors to call an annual meeting or special meeting.

(2) For purposes of determining the Requisite Percentage under this Section 3(B), “Net Long Shares” shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s “net long position” as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended ~~(the “~~from time to time (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such requesting party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Corporation’s common stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such requesting party shall be reduced by the number of shares as to which the Board of Directors determines that such requesting party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such requesting party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute Net Long Shares shall ultimately be decided by the Board of Directors in its reasonable determination.

(3) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within 60 days of the earliest dated Special Meeting Request. For purposes of this Section 3(B), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting not less than the Requisite Percentage have been received by the Secretary. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary of the Corporation. If, following such revocation, there are unrevoked requests from stockholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(4) A Special Meeting Request shall only be valid if it is signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”). Each Special Meeting Request must be delivered, by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be accompanied by a written notice setting forth the information required by Section 7(A)(2) as to the business proposed to be conducted at the special meeting and as to the stockholder(s) proposing such business, and/or as to any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such nominations. In addition to the foregoing, a Special Meeting Request must include; (x) documentary evidence of the number of Net Long Shares owned by each Requesting Stockholder as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and documentary evidence that such shares have been held continuously for one year, provided that, if any stockholder submitting the Special Meeting Request is not the beneficial owner of such shares, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within 10 days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) of the number of Net Long Shares owned by the beneficial owner(s) as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and documentary evidence that such shares have been held continuously for one year; (y) an acknowledgment of each Requesting Stockholder that any decrease in the number of Net Long Shares held by such stockholder after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (z) a commitment by each Requesting Stockholder to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to promptly notify the Corporation upon any decrease occurring between the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and the date of the Stockholder Requested Special Meeting in the number of Net Long Shares owned by such stockholder.

(5) Each Requesting Stockholder is required to update and supplement the Special Meeting Request delivered pursuant to this Section 3(B), if necessary, so that the information provided or required to be provided in such notice by Section 7(A)(2) as to the business proposed to be conducted at the Stockholder Requested Special Meeting and as to the stockholder(s) proposing such business and/or as to any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such nominations shall be true and correct as of the record date for the Stockholder Requested Special Meeting. Such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the proposed Stockholder Requested Special Meeting. Each Requesting Stockholder also shall certify in writing on the day prior to the Stockholder Requested Special Meeting as to whether such Requesting Stockholder continues to satisfy the Requisite Percentage. In addition to the foregoing, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.

(6) At any Stockholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 3(B), a Stockholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these By-laws, (ii) the business specified in the Special Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Secretary of the Corporation receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special Meeting Request, (iv) the Special Meeting Request is received by the Secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to receipt by the Secretary of the Corporation of the Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(7) Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request or as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3(B), unless otherwise required by law, if the Requesting Stockholder(s) does not appear at the Stockholder Requested Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

BORGWARNER INC.
ATTN: COREEN BELL
3850 HAMLIN RD.
AUBURN HILLS, MI 48326

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Election of Directors			
1a Alexis P. Michas	☐	☐	☐
1b Richard O. Schaum	☐	☐	☐
1c Thomas T. Stallkamp	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6.

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
7 Advisory approval of stockholder proposal to allow certain stockholders to request special meetings of stockholders.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000230467_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10k, Notice & Proxy Statement is/are available at www.proxyvote.com .

BORGWARNER INC.
Annual Meeting of Stockholders
April 29, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints John J. Gasparovic and Laurene H. Horiszny, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BORGWARNER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, EST on 4/29/2015, at BorgWarner Inc. 3850 Hamlin Road Auburn Hills, MI 48326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000230467_2 R1.0.0.51160